UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Soliciting Material under §240.14a-12

Terminix Global Holdings, Inc.

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and 0-11

MESSAGE FROM OUR CEO
To My Fellow Stockholders,
It is our pleasure to invite you to our 2022 Annual Meeting of Stockholders at 6:00 p.m. Central Time on Monday, May 23, 2022 at The Peabody Memphis Hotel, 149 Union Avenue, Memphis, Tennessee 38103. We value your prompt vote on the matters set forth in this proxy statement.
During 2021, we continued to solidify our business model as a company solely focused on pest management services. We made key long-term investments in digital marketing, staffing levels, multi-unit leadership, pricing sophistication and termite damage claims management. We also delivered key milestones on two initiatives designed to drive future profitable growth. The Terminix Way is a sustainable, repeatable operating model to standardize our work. Our Customer Experience Platform, or CxP, helps simplify how our frontline interacts with customers. Despite these major investments in the future, we delivered on our promises to stockholders by accelerating our organic growth rates by two percentage points and expanding our Adjusted EBITDA margins by more than 130 basis points in 2021 versus 2020.
We also made significant progress on our commitments to the environment, teammates, communities and customers in 2021, as detailed in our most recent Corporate Sustainability Report. To name just a few examples: We converted more than 400 of our sales vehicles—3.8 percent of our fleet—from gasoline-powered to hybrid, reducing our carbon emissions by an estimated 1.6 million pounds. Goals and a plan driven by our Executive Safety Committee reduced lost workdays by 38 percent last year. In late 2021, we enhanced our residential safety protocols with a pre-service hazard assessment to better safeguard customer and teammate safety, leading to a 35 percent reduction in recordable injuries in the first eight weeks of the program.
As I reflect on a successful year, I am encouraged by the opportunities ahead. Our team’s hard work and dedication creates a strong foundation for continued robust performance. Our strategic priorities remain focused on improving the teammate experience and driving better teammate retention through the deployment of standard operating procedures and training curriculums, and enhancing the customer acquisition process, penetration and retention, and expanding our profit margin.
In addition to these foundational improvements, I am excited about the prospects of our proposed transformational combination with Rentokil Initial plc, which would create the world’s largest pest management provider and deliver opportunities for our teammates, our customers and our investors alike.
We value your ongoing support and pledge to continue working hard to return value to our stockholders in 2022. We encourage you to take part in our Annual Meeting on May 23, but regardless of whether or not you attend, we encourage you to promptly vote your shares.
“Our strategic priorities remain
focused on improving the
teammate experience,
enhancing customer acquisition
processes, improving customer
retention and expanding profit
margins”

Sincerely,
Brett T. Ponton
Chief Executive Officer

NOTICE OF 2022
ANNUAL MEETING
OF STOCKHOLDERS
150 Peabody Place
Memphis, Tennessee 38103

To Our Stockholders:
Please join us at our Annual Meeting.
DATE & TIME
May 23, 2022, at 6:00 p.m., local time
LOCATION
The Peabody Memphis Hotel, 149 Union Avenue, Memphis, Tennessee 38103
RECORD DATE
March 31, 2022

At the meeting, you will be asked to vote on the following proposals.
Items of Business:		Board Recommendation	Page(s)
1	To elect the three Class II directors to serve until the 2025 Annual Meeting of Stockholders and one Class III director for a one-year term to serve until the 2023 Annual Meeting of Stockholders as named in the accompanying proxy statement.	FOR each director nominee	56
2	To hold a non-binding advisory vote approving executive compensation of our named executive officers.	FOR	57
3	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022.	FOR	58 – 59
To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on March 31, 2022 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about April 8, 2022. We currently intend to hold our Annual Meeting in person; however, we will continue to actively monitor issues related to COVID-19 and the impact of such on our Annual Meeting of Stockholders. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose or recommend. In response to the COVID-19 pandemic, it is possible that we may change the date, time or location of the Annual Meeting of Stockholders, or may conduct the Annual Meeting via the Internet or teleconference call if we determine it is not possible or advisable to hold an in-person meeting. We will notify stockholders of any such changes as promptly as practicable by issuing a press release that will be filed with the Securities and Exchange Commission and posted to our website.
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the Annual Meeting, please vote by Internet or telephone at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or telephone or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.
By Order of the Board of Directors,
Deidre Richardson
Senior Vice President, General Counsel and Secretary
April 8, 2022
Voting Methods
Phone	Internet
Mail	In Person

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2022:
The proxy statement, notice of annual meeting and the 2021 annual report are available, free of charge, at http://www.proxyvote.com.

TERMINIXi

PROXY SUMMARY
The accompanying proxy is delivered and solicited on behalf of the board of directors of Terminix Global Holdings, Inc., a Delaware corporation (referred to as “Terminix,” the “Company,” “we,” “us,” or “our”), in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
Item	Election of Directors (see page 56)
1
The board of directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.
OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
Item	Advisory vote Approving the Company’s Executive Compensation (“Say-on-Pay”) (see page 57)
2	The board of directors recommends that you vote FOR this “Say-on-Pay” advisory proposal because our compensation program attracts top talent and reinforces our “Pay for Performance” philosophy.	OUR BOARD RECOMMENDS A VOTE FOR THIS ITEM
Item	Approval of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Public Accounting Firm (see pages 58-59)
3	The board of directors recommends that you vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	OUR BOARD RECOMMENDS A VOTE FOR THIS ITEM
ABOUT US
Our People
We are committed to fostering a culture and workplace where all teammates are treated with respect and given an opportunity to contribute to our success.
Our Service
We provide industry-leading essential pest management services to more than 50,000 homes and businesses every day.
Our Community
We live and work in the same communities as our customers, and we extend our support to these communities through giving, serving and protecting the places and people they care about the most.

TERMINIX1

2022 ANNUAL PROXY STATEMENT	PROXY SUMMARY
PERFORMANCE HIGHLIGHTS & STRATEGIC ACHIEVEMENTS
The Company achieved some significant objectives during 2021.
Our 2021 Performance Highlights
Strong Revenue Growth	Delivered on Key Milestones in Terminix Way and CxP Initiatives

•
Four percent total revenue growth

•
Organic growth of three percent, a 200 basis point acceleration from 2020

•
Strong revenue growth momentum into 2020 in residential markets

•
Q4 organic growth of nine percent in termite and home services

•
Q4 organic growth of four percent in residential pest management

•
CxP deployed in eight branches in Southwest Region

•
Terminix Way deployment of Region Director Toolkit with focus on multi-unit leadership

•
Targeted deployment of “Journey-to-Route-Tech” training curriculum

Margin Expansion Despite Investments in Long-Term Growth and Profitability
•
Margin expansion of over 130 basis points to 18.9 percent

•
$22 million of direct productivity including reductions in fleet expenses and chemical costs

•
$39 million of revenue growth contribution

•
Approximately 50 percent incremental margin contribution

•
$8 million investment in Terminix Way and CxP

•
$11 million increase in labor expense including investments in staffing levels

Announced the proposed transformational combination with Rentokil Initial plc (“Rentokil”)
•
Highly complementary and synergistic combination in the industry

•
Strong cultural alignment and industrial logic

•
Creates largest pest management provider in the world with 4.9 million customers and over 57,000 colleagues

•
Targeting closing towards end of third quarter, but on track for closing in the second half of 2022

2TERMINIX

PROXY SUMMARY	2022 ANNUAL PROXY STATEMENT
CORPORATE GOVERNANCE HIGHLIGHTS
Our Governance Best Practices
We have tailored our corporate governance practices to reflect the Company’s culture, strategy and performance.
Independence	Majority Vote Policy	Clawback Policy
Our board of directors has determined that each member of the Audit, Compensation, Nominating & Corporate Governance and Environmental, Health & Safety committees is “independent” as defined under New York Stock Exchange (“NYSE”) listing standards and other relevant facts and circumstances.	Following certification of the stockholder vote in an uncontested election, any incumbent director who did not receive a majority of the votes cast for his or her election shall promptly tender his or her resignation, contingent upon acceptance of such resignation by the board, to the Chairman of the Board.	The board of directors has approved and implemented a clawback policy that provides the Compensation Committee with the discretion to claw back performance-based compensation in the event of a restatement of Company financial statements or misconduct.
Meeting Attendance	No Hedging and Pledging	No Short Selling
In 2021, each of our incumbent directors attended at least 83 percent of the total number of meetings of the board and any committees of which he or she was a member.	We prohibit any of our directors, executive officers and all other teammates from engaging in pledging and hedging transactions in the Company’s securities.	Our board of directors has adopted a policy that prohibits our directors, executive officers and all other teammates from short sales and transactions in puts and calls of the Company’s securities.
Double Trigger Awards	Stock Ownership Guidelines	Code of Conduct and Financial Code of Ethics
“Double trigger” vesting acceleration in the event of a change in control of the Company, applies to all stock option awards and all other equity awards granted on or after April 23, 2018.	The board of directors has adopted stock ownership guidelines for members of the board and for executive officers. Members of the board are expected to hold stock valued at five times the annual cash retainer, or $450,000. The ownership guidelines for executive officers are based on a multiple of annual base salary with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries.	We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and teammates. We also have a Code of Conduct that applies to all of our directors, officers and teammates. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.
TERMINIX3

2022 ANNUAL PROXY STATEMENT	PROXY SUMMARY
Our Current Board Overview

Independence

88.9%
INDEPENDENT

Tenure

1
7-10 Years
5
0-3 Years
AVG.
3.2
YEARS
3
4-6 Years

Age

1
70-75 Years
4
51-59 Years
1
65-69 Years
AVG. AGE
~60
YEARS
3
60-64 Years

Gender and Ethnic Diversity

44%
DIVERSE

4TERMINIX

PROXY SUMMARY	2022 ANNUAL PROXY STATEMENT
The following table provides summary information about each director nominee and other directors continuing in office. See pages 8 to 12 for more information.
			COMMITTEES
Director and Principal Occupation	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance	Environmental, Health & Safety
Deborah H. Caplan Executive Vice President, Human Resources and Corporate Services, NextEra Energy, Inc.	59	2019		C		M
David J. Frear Former Chief Financial Officer, Sirius XM	65	2021	C			M
Laurie Ann Goldman Former Chief Executive Officer, New Avon, LLC	59	2015		M	C
Naren K. Gursahaney Chairman of the Board, Terminix Global Holdings, Inc.	60	2017	M		M
Steven B. Hochhauser Former Chief Executive Officer, Ascensus Specialties	60	2018		M	M
Teresa M. Sebastian President & Chief Executive Officer of The Dominion Asset Group	64	2021		M	M
Stephen J. Sedita Former Chief Financial Officer, GE Home & Business Solutions	70	2013	M			C
Chris S. Terrill Former Chief Executive Officer of ANGI Homeservices	54	2021	M			M
Brett T. Ponton CEO, Terminix Global Holdings, Inc.	52	2020
M = Member       C = Chair
TERMINIX5

2022 ANNUAL PROXY STATEMENT	PROXY SUMMARY
KEY COMPENSATION HIGHLIGHTS
Our Compensation Philosophy
Our executive compensation program is designed to:
Attract and retain highly motivated, qualified and experienced executives	Focus the attention of the NEOs on the strategic, operational and financial performance of the Company	Encourage the NEOs to meet long-term performance objectives and increase stockholder value
To do so, the Compensation Committee uses a combination of near- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value.
A significant portion of our executives’ target compensation is performance-based as exemplified in the below charts which illustrate the individual pay components.
HUMAN CAPITAL MANAGEMENT
Terminix employs approximately 10,000 teammates in the United States and 1,700 teammates outside the United States in Europe, Canada and Central America. As a leader in the pest management industry, we recognize that our teammates are our most important asset in the delivery of the services we provide to customers. Since we deliver services in various communities around the world, it is important that our teammate base reflect the values and customers of those communities we serve. In this regard, we are committed to fostering a safe, inclusive, and equitable workplace that attracts and retains exceptional talent, enabling us to better serve to our customers.
We have a Corporate Sustainability Report that discusses the values, goals and objectives we strive for each day.

Five key areas in which we focus our efforts include:
•	Teammate Safety
•	Inclusion, Diversity, and Equity
•	Training and Development
•	Teammate Retention
•	Competitive Compensation and Benefits

The Corporate Sustainability Report
is available without charge on our website at www.corporate.terminix.com/responsibility/index.html.

6TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD STRUCTURE AND DIRECTOR INDEPENDENCE
Our board of directors is currently composed of nine directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We currently have three directors in each class. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The terms of directors in Classes II, III and I end at the annual meetings in 2022, 2023 and 2024, as indicated below.
Name	Position	Class	Term Expires
Laurie Ann Goldman	Independent Director	II	2022
Steven B. Hochhauser	Independent Director	II	2022
Chris S. Terrill	Independent Director	II	2022
Deborah H. Caplan	Independent Director	III	2023
Naren K. Gursahaney	Chairman of the Board	III	2023
Teresa M. Sebastian	Independent Director	III	2023
David J. Frear	Independent Director	I	2024
Brett T. Ponton	Chief Executive Officer and Director	I	2024
Stephen J. Sedita	Independent Director	I	2024
At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Ms. Sebastian was appointed to the board in July 2021 and is standing for election this year as this is the first opportunity stockholders have to vote on her candidacy; Mr. Terrill also joined the board in July 2021 and slated for election by the stockholders this year as he was designated as a Class II director at the time he was appointed to the board. If elected, Ms. Sebastian will serve as a Class III director until the 2023 Annual Meeting of Stockholders, at which time she may (subject to the Nominating and Corporate Governance Committee’s evaluation) be nominated for an additional three-year term with the other Class III directors. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting and one director for a one-year term. The board of directors has nominated Laurie Ann Goldman, Steven B. Hochhauser and Chris S. Terrill, our Class II directors, and Teresa M. Sebastian, a Class III director for a one-year term, for election at the Annual Meeting. See “Proposal 1—Election of Directors” below.
The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director holds office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. In January 2021, our board elected Mr. Frear as a Class I director on our board of directors and, in July 2021, our board elected Mr. Terrill and Ms. Sebastian as Class II and Class III directors, respectively, of our board of directors. Effective as of May 18, 2021, Mark E. Tomkins retired as a member of the board of directors.
TERMINIX7

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and a description of why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The directors who have been nominated for election and are to be voted on at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of April 8, 2022.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2022
Class II—Nominees Whose Term Expires in 2022
Laurie Ann Goldman
Age: 59 Director Since: 2015	Committees: Compensation Nominating and Corporate Governance (Chair)
EXPERIENCE

•
Ms. Goldman is the founder and chief executive officer of LA Ventures, an investment and advisory firm for growth-oriented, consumer-facing businesses. She has been a private investor and advisor since August 2019, and was from 2014 until 2018.

•
Ms. Goldman served as chief executive officer of New Avon LLC, from January 2019 until August 2019. New Avon, LLC is a privately held company and is the leading social selling beauty company in North America, with independent sales representatives throughout the United States, Puerto Rico and Canada.

•
Ms. Goldman previously served on the boards of directors of New Avon, LLC and Francesca’s Holdings Corporation, a women’s clothing retailer.

•
She serves on the boards of directors of Guess? Inc., a publicly traded contemporary apparel and related consumer products retailer, European Wax Center, Inc., a publicly traded corporation that is a personal care operator and franchisor, Joe & The Juice Holding A/S, a private company with a chain of juice bars and coffee shops in North America, Europe, Asia and Australia, ClubCorp, a privately held corporation that is the largest owner and operator of private golf and country clubs in the U.S., 101 Studios, a privately held global entertainment studio, Newlight Technologies, a privately held biotechnology company that produces degradable products designed to replace plastic products and Claire’s Stores, Inc., a privately held corporation that is a fashionable jewelry and accessories retailer.

•
Ms. Goldman served as chief executive officer of Spanx, Inc., a women’s undergarment and apparel company from 2002 until 2014.

REASONS FOR NOMINATION
Ms. Goldman brings significant brand management and multi-channel product and marketing experience, and her prior executive management expertise, along with her experience on public and private company boards, qualify her to serve on our board of directors.

8TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
Steven B. Hochhauser
Age: 60 Director Since: 2018	Committees: Compensation Nominating and Corporate Governance
EXPERIENCE

•
Mr. Hochhauser has been a private investor since 2011. He previously served as interim president of our American Home Shield business prior to its spin-off from March until May 2018.

•
Since May 2019, he has served as chairman of Quantix, a privately held company, and since 2016, he has served as chairman of Zone Climate Services, a privately held refrigeration service company.

•
He previously served as chairman of Ascensus Specialties LLC, a privately held specialty chemicals company, from 2016 until 2021 and served as chief executive officer of Ascensus Specialties from 2016 until 2017. He was the lead director of Novolex, a privately held paper and plastic packaging company from 2012 until 2016 and from 2013 until 2015, he was on the board of Argotec LLC, a privately held specialty plastic and films company.

• He is the former chairman and chief executive officer of Johns Manville. • Mr. Hochhauser has held various executive positions at Ingersoll Rand, Honeywell and United Technologies.

REASONS FOR NOMINATION
Mr. Hochhauser’s knowledge of strategic planning and business operations, along with his leadership experience and prior board experience, qualify him to serve on our board of directors

Chris S. Terrill
Age: 54 Director Since: 2021	Committees: Audit Environmental, Health and Safety
EXPERIENCE

•
Mr. Terrill has served as Co-Chairman of Z-Work, a special purpose acquisition company focused on technology in the workplace, since February 2021.

•
Since 2016, Mr. Terrill has served on the board of Realogy Holdings Corp., a publicly traded global leader in residential real estate. Mr. Terrill also serves as a director for Vacasa, a publicly traded international vacation rental management company which debuted as a public company in December of 2021.

•
Mr. Terrill previously served on the board of The Porch Group, a public company connecting moving companies, home inspectors and professionals to consumers, from January 2021 until March 2022.

•
From May 2011 until November 2018 Mr. Terrill served as the chief executive officer, as well as a board director, of ANGI Homeservices, a digital marketplace connecting consumers to local service providers. Before assuming that role, he served as the chief executive officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, a majority shareholder in ANGI Homeservices.

•
Mr. Terrill has previously held senior leadership positions at Nutrisystem.com, Blockbuster.com, and Match.com.

REASONS FOR NOMINATION
Mr.Terrill brings significant brand management and marketing experience, and his prior executive management expertise, along with his experience on public and private company boards, qualify him to serve on our board of directors.

TERMINIX9

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Class III—Nominee For A One-Year Term
Ms. Sebastian was appointed to the board in July 2021 and is standing for election this year as this is the first opportunity stockholders have to vote on her candidacy; Mr. Terrill also joined the board in July 2021 and slated for election by the stockholders this year as he was designated as a Class II director at the time he was appointed to the board. If elected, Ms. Sebastian will serve as a Class III director until the 2023 Annual Meeting of Stockholders, at which time she may (subject to the Nominating and Corporate Governance Committee’s evaluation) be nominated for an additional three-year term with the other Class IIIdirectors.
Teresa M. Sebastian
Age: 64 Director Since: 2021	Committees: Compensation Nominating and Corporate Governance
EXPERIENCE

•
Ms. Sebastian has served as the president and chief executive officer of The Dominion Asset Group, a venture capital firm focused on urban real estate and commercial ventures, since 2015.

•
Ms. Sebastian serves on the board of Kaiser Aluminum Corp,, a publicly traded company involved in the aerospace, automotive, and industrial application of aluminum mill products and on the board of The AES Corporation, a publicly traded global energy company.

•
She also currently serves as a director for the following privately held companies: Juul Labs, an electronic vapor products company, Edward Jones Bank, a private bank that has not been approved by the FDIC and Assemble Sound, a music licensing, recording, production and artist management company.

•
Previously, Ms. Sebastian served as the senior vice president, general counsel, and corporate secretary of Darden Restaurants, a multi-brand restaurant operator.

•
Ms. Sebastian has previously held senior leadership positions at the following companies: Veyance Technologies, a manufacturer and marketer of engineered rubber products, Information Resources, a provider of information, analytics, and insights, and DTE Energy Company and CMS Energy Corporation, energy-based companies.

REASONS FOR NOMINATION
Ms. Sebastian’s experience in the areas of multi-unit distributed services, executive leadership, strategic planning and as member of other public and private company boards, qualify her to serve on our board of directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
Class III—Directors Whose Term Expires in 2023
Deborah H. Caplan
Age: 59 Director Since: 2019	Committees: Compensation (Chair) Environmental, Health and Safety
EXPERIENCE

•
Ms. Caplan has served since April 2013 as executive vice president, human resources and corporate services for NextEra Energy, Inc., a leading clean energy company. Her responsibilities include leadership of the company’s corporate pandemic team, human resources, corporate real estate, security and innovation initiatives.

•
She previously served as chief operating officer of NextEra Energy’s subsidiary, Florida Power & Light Company, one of the largest electric utilities in the U.S. and as NextEra Energy’s vice president of integrated supply chain covering strategy, procurement and logistics of all materials and services.

•
Prior to joining NextEra Energy, she worked at GE as the senior vice president of global operations for GE Capital Vendor Financial Services. She also served as vice president of six sigma, sourcing and e-commerce for a GE Capital business with distributed U.S. operations.

•
Prior to GE Capital, she served in various leadership roles at GE Aircraft Engines in manufacturing and new product development.

QUALIFICATIONS FOR BOARD MEMBERSHIP
Ms. Caplan’s broad experience in business operations, strategy, leadership, customer service, culture and talent development all qualify her to serve on our board of directors.

10TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
Naren K. Gursahaney
Age: 60 Director Since: 2017	Committees: Audit Nominating and Corporate Governance
EXPERIENCE

•
Mr. Gursahaney has served as our Chairman of the Board since April 2019.

•
He served as our Interim Chief Executive Officer from January 2020 until September 14, 2020.

•
He has been a private investor since 2016.

•
He currently serves on the board of directors of NextEra Energy, Inc.

•
He served as president and chief executive officer, and a member of the board of directors, of The ADT Corporation, a leading provider of security and automation solutions for homes and businesses in the United States and Canada from 2012 until 2016.

•
He served in various executive positions at Tyco International Ltd. from 2003 until 2012.

QUALIFICATIONS FOR BOARD MEMBERSHIP
Mr. Gursahaney’s extensive experience in operations, strategic planning and with large, global residential and commercial services companies, along with his board experience, qualify him to serve on our board of directors.

Class I—Nominees Whose Term Expires in 2024
David J. Frear
Age: 65 Director Since: 2021	Committees: Audit (Chair) Environmental, Health and Safety
EXPERIENCE

•
Mr. Frear served as chief financial officer of subscription-based, satellite radio provider Sirius XM from 2003 through September 2020.

•
Mr. Frear is a member of the board of directors of The NASDAQ Stock Market LLC, NASDAQ PHLX LLC, and NASDAQ BX, Inc., subsidiaries of Nasdaq, Inc., a leading provider of trading, clearing, exchange technology, listing, information and public company services.

•
He previously served on the boards of Sirius XM Canada Holdings Inc., Savvis Communications and Pandora Media Inc.

•
Prior to Sirius XM, Mr. Frear was also chief financial officer at Savvis Communications Corporation, Orion Network Systems Inc. and Millicom Incorporated and was an investment banker at Bear, Stearns & Co., Inc. and Credit Suisse.

QUALIFICATIONS FOR BOARD MEMBERSHIP
Mr. Frear’s experience as a chief financial officer, his financial acumen and his experience on other public and private company boards qualify him to serve on our board of directors.

TERMINIX11

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Brett T. Ponton
Age: 52 Director Since: 2020
EXPERIENCE

•
Mr. Ponton has served as Terminix’s Chief Executive Officer and as a member of our board of directors since September 15, 2020.

•
Mr. Ponton previously served as president of Monro, Inc. from August 2017 and as chief executive officer from October 2017 until August 2020.

•
Prior to Monro, Mr. Ponton served as president and chief executive officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017.

•
He also served as president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013.

•
He previously held leadership positions at Veyance Technologies, an engineered products business based in Shanghai, China, and Melbourne, Australia, and Goodyear Tire & Rubber Co.

QUALIFICATIONS FOR BOARD MEMBERSHIP
Mr. Ponton’s experience in operations and strategic planning with consumer services companies, along with his board experience, qualify him to serve on our board of directors.

Stephen J. Sedita
Age: 70 Director Since: 2013	Committees: Audit Environmental, Health and Safety (Chair)
EXPERIENCE

•
Mr. Sedita served as the chief financial officer and vice president of GE Home & Business Solutions, a business of General Electric Company, from 2008 until he retired in 2011.

•
Mr. Sedita served as chief financial officer and vice president of GE Aviation from 2007 until 2008.

•
Mr. Sedita was vice president and chief financial officer of GE Industrial Sector, a portfolio of electrical product, systems and plastics businesses from 2005 until 2007.

•
Prior to GE Industrial Sector, he served as chief financial officer of GE Consumer & Industrial, GE Appliances and GE Plastics

•
He served on the board of Controladora Mabe, S.A. de C.V., from 1995 until 2016 and also previously served on the boards of Camco Inc. and Momentive Performance Materials Holdings Inc.

QUALIFICATIONS FOR BOARD MEMBERSHIP Mr. Sedita’s extensive business and financial background and his prior board service experience qualify him to serve on our board of directors.
DIRECTOR INDEPENDENCE

Our board of directors has determined, after considering all of the relevant facts and circumstances, that Mses. Caplan, Goldman and Sebastian and Messrs. Frear, Gursahaney, Hochhauser, Sedita and Terrill are “independent” as defined under NYSE listing standards. In making its determination of director independence, our board of directors considers the NYSE listing standards and all relevant facts and circumstances, including ensuring that the following categories of relationships between a director and our Company are evaluated:

•
employment of a director or a director’s immediate family member by, a director’s position as a director with, or direct or indirect ownership by a director or a director’s immediate family member of a 10 percent or greater equity interest in, another company or organization that made payments to, or received payments from, our Company or any of our subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or two percent of such other company’s consolidated gross revenues; and

•
a relationship of a director or a director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which our Company or any of our subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or two percent of such charitable organization’s consolidated gross revenues.

12TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with our Company or our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company or any of our subsidiaries). Our board of directors assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent. To assist the board of directors in making its independence assessment, each year members of our board of directors complete responses to a questionnaire, which requires disclosure of each director’s and his or her immediate family’s relationships to the Company, as well as any potential conflicts of interest and other matters. In 2021, there were no related-party or conflicts of interest transactions between the Company and any of our independent directors that require disclosure under U.S. Securities and Exchange Commission (“SEC”) rules.
BOARD LEADERSHIP STRUCTURE
Our board of directors is currently led by our Chairman of the Board, Mr. Gursahaney. As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The board believes this governance structure currently promotes a balance between the board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs. The Chairman of the Board has authority to call meetings of the independent directors, and if requested by stockholders, ensure that he or she is available for consultation and direct communication with the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE AT THE ANNUAL MEETING
Our board of directors held 18 meetings during the fiscal year ended December 31, 2021. Each of our incumbent directors attended at least 83 percent of the total number of meetings of the board and any committees of which he or she was a member in 2021. Directors are encouraged to attend our annual meetings. All of the directors serving on the board at the time attended the 2021 Annual Meeting.
EXECUTIVE SESSIONS
Executive sessions, which are meetings of the independent directors, are regularly scheduled throughout the year. In 2021, Mr. Gursahaney presided over the executive sessions as our independent Chairman of the Board. The committees of the board, as described more fully below, also meet regularly in executive session.
Governance Documents (All Publicly Available)
•	Corporate Governance Guidelines	•	Environment, Health and Safety Committee Charter
•	Audit Committee Charter	•	Code of Conduct
•	Compensation Committee Charter	•	Financial Code of Ethics
•	Nominating and Corporate Governance Committee Charter	•	Corporate Sustainability Report
A copy of these governance documents are available, without charge, on our website at www.corporate.terminix.com/responsibility/index.html.
TERMINIX13

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.
CODE OF CONDUCT AND FINANCIAL CODE OF ETHICS
We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and teammates, including the primary financial officer of each of our business units and the Treasurer. We also have a Code of Conduct that applies to all of our directors, officers and teammates. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.
We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, by posting such information on our website at www.corporate.terminix.com/responsibility/index.html.
COMPLAINTS REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS AND AUDITING MATTERS

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by teammates and others of concerns regarding questionable accounting or auditing matters.

ENVIRONMENTAL, SOCIAL, SAFETY AND TEAMMATE MATTERS
Our customers have come to trust us during some of the most important moments of their lives, protecting them from the effects of pests and termites, so they can live hassle-free lives. Our frontline serves our customers with passion because they care deeply about the work they do and the relationships they have built.
We aspire to deliver an unparalleled customer experience. We believe through outstanding service, we have the power to impact and improve lives and drive growth in our businesses. This core belief is at the heart of how we are shaping our future, working with teammates and franchise associates, and re-imagining our customer journeys to deliver memorable experiences to our customers at every touch point.
Listening to our teammates in the field and instilling their learnings in our processes and systems allows us to remove obstacles from their paths, enabling them to deliver an unmatched customer experience. Enhancing benefits, optimizing work hours, improving pay-for-performance structures and creating career paths tailored to deserving teammates’ aspirations demonstrates our deep care for them in their quest to deliver outstanding service. We are creating a workplace that respects creativity, initiative, diversity of thought and cultural inclusion by recognizing talent and perseverance at every level. We have increased our community outreach because service and care are at the heart of our business. Credibility is extremely important. We have significantly improved our ability to deliver on our commitments to our customers, teammates, partners, stockholders and other stakeholders.
Human Capital Management
Terminix employs approximately 10,000 teammates in the United States and 1,700 teammates outside the United States in Europe, Canada and Central America. As a leader in the pest management industry, we recognize that our teammates are our most important asset in the delivery of the services we provide to customers. Since we deliver services in various communities around the world, it is important that our Teammate base reflect the values and customers of those communities we serve. In this regard, we are committed to fostering a safe, inclusive, and equitable workplace that attracts and retains exceptional talent, enabling us to better serve to our customers.
14TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
Five key areas in which we focus our efforts include:
•
Teammate Safety

•
Inclusion, Diversity and Equity

•
Training and Development

•
Teammate Retention

•
Competitive Compensation and Benefits

Teammate Safety
At Terminix, safety is a core value. We maintain strong safety programs focused on continuously improving the safety and wellbeing of our communities, teammates and customers we serve. We maintain a safety first always culture grounded in striving for zero teammate injuries and illnesses, while operating and delivering our services responsibly and sustainably, and eliminating workplace incidents, risks and hazards. We review and monitor our performance regularly with a goal to continually reduce recordable incidents. During 2021, our recordable incident rate declined more than 15 percent compared to fiscal 2020.
During the global novel coronavirus pandemic (“COVID-19” or “pandemic”), and continuing throughout 2021, our focus on workplace safety enabled us to preserve business continuity without sacrificing our commitment to keep our teammates, workplace visitors and customers safe.
Terminix was designated an essential business early in the COVID-19 pandemic. Since the onset of the pandemic, we have taken an integrated approach to helping our teammates manage their work and personal responsibilities, with the priority on teammate wellbeing, health and safety. Terminix has worked with suppliers to ensure our teammates have the appropriate personal protection equipment to allow them to continue to serve our customers in a safe manner, protecting both the customer and the teammate. The Company has consistently evaluated and evolved its COVID-19 protocols to align with the most current health recommendations so as to minimize exposure to the virus.
Inclusion, Diversity and Equity
At Terminix, we believe inclusion inspires results. Perspectives from a diverse workforce can provide key insights into selling into diverse communities, providing numerous avenues for the growth of the business and improved customer satisfaction.
The Company has created a Culture, Inclusion and Diversity Advisory Team (“Advisory Team”) with a mission to foster actions that create an inclusive work environment valuing the contributions and perspectives of all teammates. The goal of the Advisory Team is to advance a workforce that builds and advocates for gender, race, age, language, cultural background, education, work experience, ethnicity, sexual orientation, physical ability, as well as the religious and cultural views of members of Terminix. The Advisory Team is representative of Terminix teammates chosen to help engage in ongoing evaluation of Terminix’s internal business practices and advise the Terminix leadership team on driving a culture of inclusion, diversity and equity.
The Advisory Team is committed to promoting and advancing this important work through five distinct subcommittees that drive diversity, equity and inclusion goals across core business streams:
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Corporate Responsibility

•
Culture

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Inclusion

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Supplier Diversity

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Talent and Equity

As of December 31, 2021, our workforce in the U.S consisted of 60 percent white and 40 percent minority representation. Also, our workforce was 81 percent male and 18 percent female, with one percent undeclared. Terminix is committed to improving the levels of both racial and gender representation to better reflect the communities in which we operate. We have long-established, teammate-driven Business Resource Groups, which provide opportunities for education, community partnerships, cultural awareness and career development.
TERMINIX15

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Training and Development
We have made investments to our human resources organization and structure that centralized and standardized hiring and training practices. We have also introduced tools to help our branch managers manage labor more efficiently, and we continue to invest in attracting, developing and retaining talent. Our front-line teammates also receive on-the-job training to ensure we are executing for our customers. Our online training platforms provide our teammates with access to a multitude of training courses, videos, reference material and other tools.
As part of encouraging internal development, we engage in regular discussions around succession planning and talent development at all levels of our Company. Our board of directors has frequent contact with business leaders within the organization and participates actively in the succession planning process. Our Senior Vice President of Human Resources reports directly to the CEO and works with management to evaluate internal talent for future leadership positions within the organization on an ongoing basis. In evaluating potential acquisitions, an important consideration is the quality of the management team of the target company and our ability to ensure such management team will remain with the Company as needed if we acquire the business.
Teammate Retention
Our experience has demonstrated that the retention of well-trained, high-performing teammates results in higher customer retention and improved financial results. Terminix has made significant investments in the hiring and training of teammates, especially those who are the Company’s face to the customer. Turnover rates for pest technicians tend to be higher in the first year of employment with a reduced rate beyond the first year. Consequently, Terminix has made investments in the recruiting, onboarding and training of new teammates to enhance their ability to deliver quality service to our customers and to keep them engaged in the Terminix business. In 2021, teammate retention and experience continued to be a focus for the Company. The Company made strategic investments, such as the Terminix Way, that includes the development of enhanced Standard Operating Procedures, training paths, and technology for frontline teammates that will improve consistency from branch-to-branch and teammate-to-teammate, and begin to provide well-defined career paths for our teammates.
Competitive Compensation and Benefits
Terminix is committed to investing in our workforce by providing competitive compensation and benefit programs.
Compensation programs include base salary and variable compensation programs such as annual bonus, production plans, sales commissions, spot bonus and stock awards. The variable compensation programs are performance based, with the actual amount earned depending on the performance of the Company and the teammate.
•
Comprehensive health and dental coverage is offered to teammates.

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A 401(k) savings plan with a Company match is offered that allows teammates to save for their future.

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Parental leaves are provided to all new parents of both genders for births and adoptions.

•
Other insurance benefits are also offered, including Company-paid and supplemental teammate-paid life insurance, long-term disability and accidental death and disability coverage.

An Employee Stock Purchase Plan, where teammates can purchase stock in the Company to participate in the success of the Company, is also offered to teammates. This plan has been suspended as of December 31, 2021 due to the expected merger with Rentokil.
We have a Corporate Sustainability Report that discusses the values, goals and objectives we strive for each day and the impact we are making for our customers and stakeholders that is available on our corporate website.
16TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
BOARD COMMITTEES
Our board of directors maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Environmental, Health and Safety Committee. In 2021, each of these committees was comprised entirely of independent directors. Below is a brief description of our committees. The following table shows the committee members as of December 31, 2021, and the number of meetings held during 2021.
Director	Audit	Compensation	Nominating & Corporate Governance	Environmental, Health & Safety
Deborah H. Caplan		C		M
David J. Frear	C			M
Laurie Ann Goldman		M	C
Naren K. Gursahaney	M		M
Steven B. Hochhauser		M	M
Teresa M. Sebastian		M	M
Stephen J. Sedita	M			C
Chris S. Terrill	M			M
Number of Meetings in 2021	8	8	4	4
As of December 31, 2021      M = Member      C = Chair
AUDIT COMMITTEE
Meetings: 8 Chair: David J. Frear	Other Members: Naren K. Gursahaney Stephen J. Sedita Chris S. Terrill
KEY RESPONSIBILITIES

•
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of both our internal audit function and independent registered public accounting firm.

•
Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements.

•
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

Our board of directors has designated each member of the Audit Committee as “audit committee financial experts,” and each member of the Audit Committee has been determined to be “financially literate” under the NYSE listing standards. Our board of directors has also determined that each member of the Audit Committee is “independent” as defined under NYSE listing standards and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations.
TERMINIX17

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMPENSATION COMMITTEE
Meetings: 8 Chair: Deborah H. Caplan	Other Members: Laurie Ann Goldman Steven B. Hochhauser Teresa M. Sebastian
KEY RESPONSIBILITIES

•
Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers of our Company and its subsidiaries (including the CEO), establishing the general compensation policies of our Company and its subsidiaries and reviewing, approving and overseeing the administration of the teammate benefits plans of our Company and its subsidiaries.

•
Our Compensation Committee also periodically reviews management development and succession plans.

•
Our Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2021, the committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers and non-employee directors. The Compensation Committee performed an assessment of Pearl Meyer’s independence to determine whether the consultant is independent, taking into account Pearl Meyer’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that the firm’s work has not raised any conflict of interest and the firm is independent.

Our board of directors determined that each member of the Compensation Committee is “independent” as defined under NYSE listing standards.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Meetings: 4 Chair: Laurie Ann Goldman	Other Members: Naren K. Gursahaney Steven B. Hochhauser Teresa M. Sebastian
KEY RESPONSIBILITIES

•
Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, reviewing and approval of director compensation and developing and recommending to the board of directors corporate governance guidelines that are applicable to us and overseeing board of directors evaluations.

Our board of directors determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under NYSE listing standards.
18TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE
Meetings: 4 Chair: Stephen J. Sedita	Other Members: Deborah H. Caplan David J. Frear Chris S. Terrill
KEY RESPONSIBILITIES

•
Our Environmental, Health and Safety Committee is responsible, among its other duties and responsibilities, for reviewing the status of the Company’s policies and practices concerning environmental, health and safety matters, including processes to manage environmental, health and safety risk and ensure compliance with applicable laws and regulations; reviewing and monitoring the Company’s environmental, health and safety risk assessments, performance, strategies, training and resources; and providing input to the Company on the management of current and emerging environmental, health and safety regulations and issues.

•
Our business is subject to various regulations, including those relating to consumer protection, permitting and licensing, workers’ safety, the application and use of pesticides and other chemicals and other environmental matters that could be impacted by climate change and other factors, all of which this Committee oversees and monitors.

Our board of directors determined that each member of the Environmental, Health and Safety Committee is “independent” as defined under NYSE listing standards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, the members of the Compensation Committee were Mses. Caplan, Goldman and Sebastian and Mr. Hochhauser. During 2021, only Mr. Ponton served as an officer of Terminix. Ms. Caplan is an executive officer at NextEra Energy and Mr. Gursahaney serves on the board of NextEra Energy, but does not serve on NextEra Energy’s compensation committee. For 2021, there were no related-party or conflicts of interest transactions between the Company and any of our Compensation Committee members that require disclosure under SEC rules.
SELECTION OF NOMINEES FOR ELECTION TO THE BOARD
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the board select, board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Corporate Governance Committee considers the board’s current composition, including expertise, diversity and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with recurring revenue, multi-unit distributed services, operations, finance or marketing or other fields which will complement the talents of the other board members; factors that promote diversity of views and experience such as gender, race, national origin, age and sexual orientation; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company’s management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.
In identifying candidates for election to the board of directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Terminix Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, Tennessee 38103. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.
TERMINIX19

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT
We expect all of our directors to attend our annual meetings of stockholders and be available to answer questions from stockholders at the meetings. Between meetings, we expect our CEO and CFO to engage with stockholders on a regular basis at industry and financial conferences, road shows and one-on-one meetings. Mr. Gursahaney, our non-executive Chairman, is also available to meet with stockholders on matters that they believe are better addressed by an independent director.
COMMUNICATIONS WITH THE BOARD

Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, our Chairman or any individual member of the board or any committee of the board may write to or email the Company at: Terminix Global Holdings, Inc., c/o Assistant Secretary, 150 Peabody Place, Memphis, Tennessee 38103 or Board_of_Directors@terminix.com.

The board has designated the Company’s Assistant Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Assistant Secretary may communicate with the sender for any clarification. In addition, the Assistant Secretary will promptly forward to the chair of the Audit Committee and the Company’s General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Assistant Secretary to be potentially material to the Company. As an initial matter, the Assistant Secretary will determine whether the communication is a proper communication for the board. The Assistant Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Assistant Secretary to be immaterial to the Company.
Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by teammates of the Company of concerns regarding questionable accounting or auditing matters.
20TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
RISK OVERSIGHT
BOARD OF DIRECTORS
Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies.
The full board of directors has primary responsibility for evaluating strategic and operational risk management and succession planning.
Audit Committee

This Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, oversight on compliance related to legal, information technology (i.e., cybersecurity) and regulatory exposure and meeting regularly with our chief legal and compliance officers.

Compensation Committee
This Committee evaluates risks arising from our compensation policies and practices, as more fully described below.
Nominating and Corporate Governance
This Committee ensures compliance with our governance guidelines and addresses significant issues raised by stockholders.
Environmental, Health and Safety Committee

This Committee has responsibility for overseeing Company’s policies and practices concerning environmental, health and safety matters, including processes to manage environmental, health and safety risk and ensure compliance with applicable laws and regulations. These committees provide reports to the full board of directors regarding these and other matters.

Management

The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies.

TERMINIX21

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
2021 Cash and Equity Retainers
Members of the board of directors who are not employed by us are entitled to receive an annual retainer of $220,000, of which $90,000 is payable in cash and the other $130,000 payable in stock. The equity awards will consist of a grant of shares of common stock on the date of the Annual Meeting or the date of the director’s appointment to the board of directors, if thereafter. Each director may elect to defer the receipt of the shares of common stock as Deferred Stock Equivalents (“DSEs”) to a point in the future, including the time at which the individual is no longer a member of the board, subject to the terms of the Amended and Restated Terminix Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In addition to the amounts described above, the Chairman of the Board will receive an additional annual cash retainer of $50,000 and an extra $100,000 award of stock. The chairperson of the Audit Committee will receive an additional cash retainer of $25,000, the chairperson of the Compensation Committee will receive an additional annual cash retainer of $20,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Environmental, Health and Safety Committee will each receive an additional annual cash retainer of $15,000; however, if our Chairman serves as a chairperson of a committee, the Chairman will not be entitled to the additional cash retainer for the committee chair role. All of our directors were reimbursed for reasonable expenses incurred in connection with attending board of directors meetings and committee meetings.
As part of its annual review of director compensation, the Nominating and Corporate Governance Committee asked our independent compensation consultant to review our pay practices relative to peers. As a result of that review, in 2021 the annual cash retainer was increased to $90,000 from the previous $80,000 and the annual retainer paid in Company stock was increased to $130,000. Retainers for the chairpersons of board committees were increased as follows: Audit Committee, increased to $25,000 from $20,000; Environmental Health and Safety Committee, increased to $15,000 from $10,000; and, Nominating and Governance Committee, increased to $15,000 from $10,000. The additional retainers for the Chairman of the Board were maintained at $50,000 for the cash retainer and $100,000 for the stock retainer.
22TERMINIX

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	2022 ANNUAL PROXY STATEMENT
2021 Director Compensation Table
This table shows the compensation that each non-employee director received for his or her board and committee chair service in 2021.
Named Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Deborah H. Caplan	$105,000	$130,000	$235,000
David J. Frear(3)	$93,723	$172,118	$265,841
Laurie Ann Goldman	$97,500	$130,000	$227,500
Naren K. Gursahaney	$135,000	$230,000	$365,000
Steven B. Hochhauser	$85,000	$130,000	$215,000
Teresa M. Sebastian(4)	$45,000	$114,361	$159,361
Stephen J. Sedita	$97,500	$130,000	$227,500
Chris S. Terrill(5)	$45,000	$114,361	$159,361
Mark E. Tomkins(6)	$50,000	$0	$50,000

(1)
Total of cash fees paid for annual board retainer and committee chair retainer, prorated from the time of their appointment to the board or as committee chair. The annual cash retainer for board fees for 2021 was increased to $90,000 effective at the 2021 annual meeting of stockholders, with the Chairman of the Board receiving $140,000. The increased retainers were paid for the last two quarters of 2021, with numbers listed in the table above reflecting the prior rate for two quarters and the increase rate for two quarters.

(2)
The amounts in this column reflect the grant date value of the award of common stock (rounded up to one full share if necessary) for annual board retainer. Messrs. Gursahaney, Hochhauser and Sedita elected to defer the receipt of the shares until a date in the future. Mr. Frear elected to defer both his sign-on grant and his annual grant. These awards are now denominated as DSEs. The stock awards were based on the grant date fair value of $48.62 per share for Messrs. Frear (annual award), Hochhauser and Sedita (2,674 shares deferred as DSEs); $48.62 per share for Mr. Gursahaney (4,731 shares deferred as DSEs), $52.05 per share for Mr. Frear’s sign-on grant (809 shares deferred as DSEs), $48.62 per share for Mses. Caplan and Goldman (2,674 shares) and $47.71 per share for Ms. Sebastian and Mr. Terrill (2,397 shares for their prorated service).

(3)
Mr. Frear’s annual retainer was prorated from the date of his appointment to the board on January 18, 2021.

(4)
Ms. Sebastian’s annual retainer, both cash and stock, were prorated from the date of her appointment to the board on July 1, 2021.

(5)
Mr. Terrill’s annual retainer, both cash and stock, were prorated from the date of his appointment to the board on July 1, 2021.

(6)
Mr. Tomkins resigned from the board following the annual meeting of stockholders on May 17, 2021.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
The board of directors has adopted stock ownership guidelines for members of the board of directors and for executive officers of the Company. The board believes that setting these ownership guidelines will enhance directors’ and executive officers’ alignment with other stockholders. The Nominating and Corporate Governance Committee reviews the director ownership levels and the Compensation Committee reviews the executive officer stock ownership levels on an annual basis. The guidelines for executive officers are discussed below in the Compensation Discussion and Analysis.
Members of the board of directors are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is $90,000, resulting in a current expectation to hold stock valued at $450,000. Directors will have a period of five years from their appointment to the board to meet the ownership guidelines. Until a director meets his or her stock ownership guideline level, he or she cannot sell more than 50 percent of the shares such director owns. All directors have either met, or are on track to meet, their stock ownership level within the applicable five-year period.
TERMINIX23

2022 ANNUAL PROXY STATEMENT	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CERTAIN SECURITIES TRANSACTIONS
Short Selling

Our board of directors has adopted a policy that prohibits our directors, executive officers and all other teammates from short sales and transactions in puts and calls of the Company’s securities. Short sales of securities of the Company evidence an expectation on the part of the seller that such securities will decline in value and signal to the market an absence of confidence in the short-term prospects of the Company. Short sales may also reduce the seller’s incentive to improve the performance of the Company.

Pledges and Hedges

In addition, the adopted policy prohibits any of our directors, executive officers and all other teammates from engaging in pledging and hedging transactions in the Company’s securities. Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other stockholders.

24TERMINIX

EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of April 8, 2022.
Name	Age	Present Positions	First Became an Executive Officer
Brett T. Ponton	52	Chief Executive Officer	2020
Robert J. Riesbeck	58	Executive Vice President & Chief Financial Officer	2020
David M. Dart	52	Senior Vice President, Chief Human Resources Officer	2018
Deidre Richardson	42	Senior Vice President, General Counsel and Secretary	2021

Brett T. Ponton
Brett has served as Terminix’s Chief Executive Officer and as a member of our board of directors since September 15, 2020. Mr. Ponton previously served as president of Monro, Inc. from August 2017 and as chief executive officer from October 2017 until August 2020. Prior to Monro, Mr. Ponton served as president and chief executive officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017. He also served as president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013. He previously held leadership positions at Veyance Technologies, an engineered products business based in Shanghai, China and Melbourne, Australia, and Goodyear Tire & Rubber Co.

Robert J. Riesbeck
Robert has served as Terminix’s Executive Vice President since December 2020 and as Chief Financial Officer since March 4, 2021, with responsibility for leading the finance and supply management functions. From November 2019 until October 2020, Mr. Riesbeck served as chief executive officer and as a director at Pier 1 Imports, Inc., a specialty home décor and home furnishings brand retailer; he also served as chief financial officer at Pier 1 from July 2019 until October 2020. From 2018 until 2019, he served as chief financial officer of Full Beauty Brands, a portfolio company of Apax Partners and online marketplace of eight distinct proprietary brands catering to plus size consumers seeking on-trend style advice, fit and fashion. From 2014 until 2017, Mr. Riesbeck was at H.H. Gregg, Inc., a leading specialty retailer of home appliances, consumer electronics, furniture and related services, serving as chief executive officer and as a director from 2016 until 2017, and from 2014 until 2016 as chief financial officer. He previously held leadership roles at Sun Capital Partners and Nike, Inc. Mr. Riesbeck served as chief executive officer and chief financial officer of Pier 1 Imports, Inc. when on February 18, 2020, Pier 1 announced that it had filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of Virginia under Chapter 11 of the United States Bankruptcy Code.

David M. Dart
David has served as Senior Vice President, Chief Human Resources Officer since August 2018. From 2016 until 2018, he served as senior vice president and chief human resources officer of Veritas Technologies, a global enterprise software company. From 2014 until 2016 he served vice president of human resources for the specialty materials division of Celanese. Previously, he held positions at Ecolab, Bissell, ConAgra Foods and Amgen.

Deidre Richardson
Deidre has served as Senior Vice President, General Counsel and Secretary since July 2021. From November 2020 until July 2021 she served as chief legal and compliance officer and corporate secretary for Chico’s FAS, a publicly traded clothing retailer, where she also served in other leadership roles from April 2018 until November 2020. From December 2016 until March 2018 she served as lead corporate counsel for Restaurant Brands International, the operator of Burger King, Popeyes and Tim Hortons brands, where she oversaw all legal affairs related to IP and licensing, marketing, media and sales, and compliance and responsibility programs. Prior to that role, she served in a similar capacity at RBI’s subsidiary, Burger King Corporation, from September 2012 to December 2016. Previously, she was corporate counsel at Michelin North America.

TERMINIX25

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section describes the material elements of our 2021 executive compensation program and the principles underlying our executive compensation policies and decisions. In addition, in this section, we provide information regarding the compensation paid to each individual who served in the capacity as principal executive officer (CEO) or principal financial officer (CFO) during 2021 and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as such as of the end of our most recent fiscal year, collectively referred to as our Named Executive Officers (“NEOs”). For fiscal 2021, our NEOs are as follows:
Named Executive Officer (NEO)	Position
Brett T. Ponton	Chief Executive Officer
Robert J. Riesbeck	Executive Vice President and Chief Financial Officer
David M. Dart	Senior Vice President, Chief Human Resources Officer
Deidre Richardson	Senior Vice President, General Counsel and Secretary
Anthony D. DiLucente	Former Senior Vice President and Chief Financial Officer
Dion Persson	Senior Vice President, Strategy and Mergers & Acquisitions
Kim Scott	Former Chief Operating Officer
2021 and Recent Highlights

•
We have positioned our Company as one singularly focused on pest management and related services.

•
The steps we undertook to enhance the customer experience across the Terminix business drove our results of improving customer retention, reducing daily cancellation rates and garnering higher net promoter scores (NPS).

•
We were deemed an essential service in most markets and actively responded to the COVID-19 pandemic by creating protocols to ensure the safety of teammates and customers.

•
Revenues increased over the prior year by four percent, with growth in Europe and improved operational performance that resulted in a better customer experience and improved customer retention.

•
Adjusted EBITDA improvement was driven by operational improvements that expanded margins by 130 basis points year-over-year and improvements in customer retention. Information on the calculation of Adjusted EBITDA, and the reconciliation to net income, along with other details of the financial performance of the Company are available in Items 6 and 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”). Please see the narrative in the “Annual Incentive Plan” section below for more detailed information on this subject.

Metric	2021 Target Performance	2021 Actual Achievement
Revenue	$2.069 billion	$2.045 billion
Adjusted EBITDA	$387 million	$387 million

26TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
2021 Progress on Strategic Priorities
Changes were made to our leadership structure during 2021 and subsequent to the end of the fiscal year but prior to the filing of this proxy statement.

Departures
•
Ms. Scott left her position as Chief Operating Officer and left the Company on September 30, 2021.

•
Mr. Rutherford left his position as President, Terminix Commercial, on January 20, 2021, and left the Company on March 15, 2021.

•
Michael Bisignano left his position as Senior Vice President, General Counsel and Secretary on January 20, 2021, and left the Company on March 15, 2021.

•
Mr. DiLucente resigned from his position as CFO on March 4, 2021, and retired as of March 31, 2021.

New Hires/New Assignments • Mr. Riesbeck replaced Mr. DiLucente as CFO on March 4, 2021. • Ms. Richardson was hired as Senior Vice President, General Counsel and Secretary on July 6, 2021.
TERMINIX27

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
In 2021, the Compensation Committee made the following compensation decisions:
Compensation Element	NEO(s) Impacted	Action
Determine compensation offer for Senior Vice President, General Counsel and Secretary	Ms. Richardson	Approved offer letter containing compensation and other terms of employment.
Base Salary	All NEOs	Mr. Persson’s base salary was reduced from $450,000 to $260,000 in July 2021 as he left the position of Interim General Counsel and Secretary at the time. His salary was restored to $450,000 in December 2021 in light of his continued leadership through the merger process.
Annual Incentive	All NEOs
Reaffirmed their current target bonus opportunity. Determined annual incentive payouts based on assessment of Company and individual performance pursuant to the terms of the Company’s Annual Incentive Plan (“AIP”).
On December 13, 2021, the Compensation Committee approved, and recommended to the board of directors, and the board approved, certain tax-planning actions in order to mitigate adverse tax consequences to both the Company and certain teammates of the Company (including its NEOs) that could arise in connection with the transactions contemplated by the Merger Agreement with Rentokil under the excise tax regime of Sections 280G and 4999 of the Internal Revenue Code (“Tax Mitigation Actions”). These actions included the payment, on or prior to December 31, 2021, of a percentage of the 2021 annual bonuses that would otherwise have been paid on or before March 15, 2022 pursuant to the Company’s AIP including, for Mr. Ponton, $780,000; Mr. Riesbeck, $442,000; Mr. Dart, $194,400; Ms. Richardson, $138,297; and Mr. Persson, $250,000.

Long-Term Incentive	All NEOs	Grant to NEOs comprised of performance-based stock units (“PSUs”), nonqualified stock options and restricted stock units RSUs in 2021 with approximate grant date values allocated at 50 percent for PSUs, 30 percent for nonqualified stock options and 20 percent for (“RSUs”), all pursuant to the Omnibus Incentive plan. On December 13, 2021, the Compensation Committee approved, and recommended to the board of directors, and the board approved the following additional Tax Mitigation Actions: (1) the settlement, on or prior to December 31, 2021, of a percentage of the 2019 performance-based stock unit awards (the “2019 PSUs”) that would otherwise have settled on or before February 18, 2022 pursuant to the applicable award agreements, equal to 4,496 units for Mr. Persson and 3,185 units for Mr. Dart; and (2) the vesting and settlement, on or prior to December 31, 2021, of time-vesting restricted stock unit awards that would otherwise have vested and settled on or before March 4, 2022 pursuant to the applicable award agreements, including, for the Company’s named executive officers: for Mr. Ponton, 4,597 units; for Mr. Riesbeck, 1,650 units; for Mr. Dart, 2,269 units; and for Mr. Persson, 2,913 units.
28TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
Objectives of Our Compensation Program
Our compensation plans for executive officers (including the NEOs) are designed to:
Attract
Attract, motivate and retain highly qualified executives
Align
Align our executives’ long-term interests with those of our stockholders through meaningful share ownership
Balance
Appropriately balance long-term and near-term incentive compensation so that near-term performance is not emphasized at the expense of long-term value creation
Reward
Reward successful performance by the executives and us by linking a significant portion of compensation to financial and business results

Elements of Executive Compensation, including for NEOs
To meet these objectives, our executive compensation program consists of the following:
Compensation Element	Purpose	Delivery	Focus
Base Salary	Attract and retain highly qualified executives	Cash, generally paid on a semi-monthly basis	Differentiated based on market salary levels and the executive’s experience skills and performance
Annual Cash Incentive	Focus executives’ performance to achieve near-term goals	Cash, generally paid in March following end of the performance year	Near-term, generally annual performance period
Long-Term Incentives (“LTI”)	Focus executives’ performance to achieve long-term goals	Awards based on stock. LTI program for 2021 includes PSUs, RSUs and stock options, For 2022, LTI program will consist of PSUs and RSUs	Long-term focus to build stockholder value over a 3 to 5-year period
One-Time Awards	Used for retention, promotion or extraordinary performance	Cash or Stock	Varies depending on circumstance; generally, 1 to 3 years
Teammate Benefits	Attract and retain qualified executives by ensuring that our benefit programs are competitive	Including retirement benefits, health and welfare benefits, perquisites, new hire bonuses and relocation benefits	Tailored to each benefit program
The Compensation Committee determined a target mix of compensation delivered through the three core elements of base salary, annual cash incentive and LTI awards described above based on competitive market data and internal equity, ensuring that the total compensation is heavily weighted to performance-based elements. The target mix of compensation elements for Mr. Ponton, our CEO, and an average mix for other NEOs are pictured below.

TERMINIX29

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over near- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded and motivates achievement of both annual goals and sustainable long-term performance.
Determination of Executive Compensation
Pay Decision Process

The role of our Compensation Committee is to assist our board of directors in the discharge of its responsibilities relating to our executive compensation program. Our Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining base salaries and near-term and LTI awards.

The Compensation Committee determines the CEO’s compensation and discusses the approved compensation with the board of directors. Historically, in determining the CEO’s compensation, the Compensation Committee has considered the following factors:
•	Our operating and financial performance;
•	The competitive market data provided by Pearl Meyer, our external compensation consultant, as presented to the Compensation Committee by our Senior Vice President, Chief Human Resources Officer in collaboration with Pearl Meyer;
•	The assessment by the Compensation Committee of the CEO’s individual performance with subsequent discussion with the full board of directors; and
•	Prevailing economic conditions.
The CEO recommends to the Compensation Committee compensation for the other executive officers based on his assessment of each executive officer’s area of responsibility, individual and Company performance, overall contribution, the competitive market data provided by Pearl Meyer and prevailing economic conditions. All aspects of compensation for our executive officers, including for the CEO, in fiscal year 2021 were approved by the Compensation Committee, and the Compensation Committee performs all functions described in this Compensation Discussion and Analysis as provided for in its charter.
We believe that our executive compensation program must be attractive to compete in the market for executive talent and must support our growth strategy. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually by our Compensation Committee to determine what, if any, modifications should be considered.
30TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
Compensation Consultant Independence
The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2021, the committee engaged Pearl Meyer to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the company’s compensation program for its senior executive officers, including the named executive officers, and non-employee directors. Pearl Meyer is a global professional services company. The Compensation Committee performed an assessment of Pearl Meyer’s independence to determine whether the consultant is independent, taking into account executive compensation consulting protocols from Pearl Meyer to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that Pearl Meyer’s work has not raised any conflict of interest and the firm is independent.
Compensation Risk Assessment
Pearl Meyer was engaged to assess the Company’s compensation plans and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Pearl Meyer’s assessment of our compensations plans and programs was reviewed with the Compensation Committee and, based on its assessment, the Compensation Committee has concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, near-term incentives and LTI awards in such a way as to not encourage excessive risk taking.
Clawback Policy
The board of directors has approved and implemented a clawback policy that provides the Compensation Committee with the discretion to claw back performance-based compensation in the event of a restatement of Company financial statements or misconduct.
Stock Ownership Guidelines for Executive Officers
The board of directors has adopted stock ownership guidelines for executive officers of the Company. The board believes that setting these ownership guidelines will enhance our executive officers’ alignment with other stockholders. The Compensation Committee reviews executive officer stock ownership levels on an annual basis.
The ownership guidelines for executive officers are based on a multiple of annual base salary, with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries. Until an executive officer meets these stock ownership guidelines, each executive officer is required to retain 50 percent of the shares obtained, net of the strike price and taxes, upon the exercise of stock options and vestings of other equity awards that are granted on or after February 18, 2018. Shares included in the ownership guideline calculation include shares owned by the executive, unvested RSUs and 25 percent of the in-the-money value of vested options.
Say-on-Pay
The Compensation Committee considers the advisory vote from stockholders on executive compensation as an important input into the determination of the compensation program structure. The approval of the executive compensation program by more than 96 percent of the votes cast by stockholders in 2021 provides a further endorsement of our executive compensation program. The Compensation Committee will continue to consider stockholder feedback as part of its decision-making process consistent with the Company’s pay-for-performance philosophy.

TERMINIX31

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
Peer Group
The Compensation Committee conducted its annual review of our Peer Group which was considered as an element in the determination of compensation of our executive officers for 2021. After the review, the Compensation Committee made no changes to the Peer Group as it was determined that the current group of companies aligned with our business model and growth rates relative to our growth and confirmed the list of 18 companies as our Peer Group. These companies are generally 0.3 to 3.0 times our revenue size, based on revenue figures.
The peer companies are generally from the service industry and have a distributed business model. The Compensation Committee also considered the growth rates of the companies when selecting this group of companies. The Compensation Committee reviews our Peer Group and may from time to time adjust the companies comprising the group to better reflect competitors in the industries in which we compete, companies with similar business models and companies that compete in our labor markets for talent. Our Peer Group consists of the following companies:
ADT Inc.	Covanta Holding Corporation	Spectrum Brands Holdings, Inc.
Advanced Disposal Services, Inc.	FirstService Corporation	Stericycle, Inc.
BrightView Holdings, Inc.	H&R Block, Inc.	The Brink’s Company.
Casella Waste Systems, Inc.	Rentokil Initial plc	The Scotts Miracle-Gro Company
Central Garden & Pet Company	Rollins, Inc.	UniFirst Corporation
Chemed Corporation	Service Corporation International	WW International, Inc.
As part of our review of competitive pay practices, we engaged Pearl Meyer to conduct a market review to determine whether executive officer total compensation opportunities were competitive. In determining 2021 executive compensation, the Compensation Committee relied on the Peer Group data provided by Pearl Meyer for positions reported in the peer companies’ respective proxy statements. A general survey of competitive market data for positions which were not reported in Peer Group proxy statements was provided by third-party survey sources and was adjusted to mirror general market merit increases, as identified in market salary increase surveys sponsored by compensation consulting organizations. The survey data reflected companies in general industries with revenue sizes between $500 million and $2 billion. The positions for which survey data was the primary source of competitive information included the heads of Human Resources, Business Development and Information Technology functions. The Compensation Committee then evaluated base pay and annual bonuses for our executives as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure and performance of the individual executive officer within his or her role.
CEO Performance
The Compensation Committee reviewed the performance of Mr. Ponton for 2021, with a focus on actions taken to grow the Company profitably. The Compensation Committee was satisfied with the performance of Mr. Ponton during 2021, although acknowledged that the Company fell short of its financial objectives and, as such, approved an annual incentive payout below target levels, in part due to:
(1)
A four percent increase in revenue;

(2)
A 12 percent increase in Adjusted EBITDA; and

(3)
Falling short on customer retention goals.

32TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
Base Salary
The Compensation Committee annually reviews the base salaries of our executive officers. The Compensation Committee may take into account numerous factors when making its determination including the NEO’s experience relative to industry peers, competitive market data, time in his or her position, individual performance, future potential and leadership qualities.
The following table sets forth information regarding the 2021 base salaries for our NEOs.
2021 Base Salary Table
Named Executive Officer	Base Salary as of January 1, 2021 ($)	Base Salary as of December 31, 2021 or Date of Departure ($)	Aggregate Increase %
Brett T. Ponton	975,000	975,000	0%
Robert J. Riesbeck	650,000	650,000	0%
David M. Dart	405,000	405,000	0%
Deidre Richardson	(1)	410,000	N/A
Anthony D. DiLucente	535,000	(2)	N/A
Dion Persson(3)	450,000	450,000	0%
Kim Scott	525,000	(4)	N/A

(1)
Ms. Richardson was hired on July 6, 2021 with a salary of $410,000, consistent with her offer of employment.

(2)
Mr. DiLucente retired from the Company on March 31, 2021.

(3)
Mr. Persson’s salary was adjusted to $260,000 July 6, 2021 as he left the position as Interim General Counsel and Secretary. His salary was restored to his prior level of $450,000 as of December 16, 2021 as a result of his leadership in the proposed merger of Terminix and Rentokil.

(4)
Ms. Scott resigned from the Company on September 30, 2021.

Annual Incentive Plan
The Company administers the AIP, our annual cash incentive program, which is designed to reward the achievement of specific pre-set financial results measured over one fiscal year (or, as applicable, a portion of a fiscal year). For 2021, the AIP was measured over the 2021 calendar year results. Each participant was assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 60 percent of base salary to 100 percent of base salary. The specific target bonus for each NEO is listed in the table below:
Named Executive Officer	Target Bonus as a Percent of Salary
Brett T. Ponton	100%
Robert J. Riesbeck	85%
David M. Dart	60%
Deidre Richardson	60%
Anthony D. DiLucente	(1)
Dion Persson	60%
Kim Scott	(2)

(1)
Mr. DiLucente was not eligible to participate in the 2021 AIP as he retired from the Company on March 31, 2021.

(2)
Ms. Scott was not eligible to participate in the 2021 AIP as she resigned from the Company on September 30, 2021.

TERMINIX33

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
Performance Measures
To encourage our executive officers to focus on near-term goals and financial performance, incentives under the AIP are based on our performance with respect to the following measures and an individual performance evaluation, as determined by the Compensation Committee, at a consolidated level:
•
Revenue;

•
Adjusted EBITDA; and

•
Customer retention (Residential and Commercial).

Revenue and Adjusted EBITDA achievement metrics are discussed above.
The performance measures above were selected as the most appropriate measures upon which to determine annual bonuses, because these are the primary metrics that management believes build value in the Company. Additionally, these measures were selected to incentivize profitable growth, with a focus on enhancing the customer experience as measured by customer retention rate. All of the opportunity for payment under the AIP to our NEOs is based on these performance measures and individual performance.
Payments under the AIP were also subject to the achievement of a minimum level of performance on the Adjusted EBITDA financial measure (“Adjusted EBITDA Threshold”). In order to earn any payment under the AIP, the Adjusted EBITDA Threshold had to be achieved at the corporate consolidated level. The Adjusted EBITDA Thresholds applicable to the NEOs are set forth in the table below:
Named Executive Officer	Performance Measure	Adjusted EBITDA Threshold ($ in 000s)	Adjusted EBITDA Actual ($ in 000s)
Brett T. Ponton	Consolidated Adjusted EBITDA	356,000	387,000
Robert J. Riesbeck	Consolidated Adjusted EBITDA	356,000	387,000
David M. Dart	Consolidated Adjusted EBITDA	356,000	387,000
Deidre Richardson	Consolidated Adjusted EBITDA	356,000	387,000
Anthony D. DiLucente	(Not Eligible for the 2021 AIP)
Dion Persson	Consolidated Adjusted EBITDA	356,000	387,000
Kim Scott	(Not Eligible for the 2021 AIP)
Performance Targets and Weightings
Performance targets are established by the Compensation Committee in the first quarter of each year and are based on expected performance in accordance with our approved business plan for the year. In the event the Company achieves the performance targets specified in the table above, payout under the AIP would be 100 percent of a specified percentage of the executive’s base salary. Performance below the target goal would result in below target payouts and performance above target goals would pay above target and be subject to the plan-based cap of 200 percent of target for financial performance. The components and weightings of the performance measures are reviewed and determined annually by the Compensation Committee to reflect Company strategy.
The Compensation Committee also considers an evaluation of the individual performance for each executive officer and may adjust the formulaic bonus calculation based on its evaluation for 2021.
The tables below provide information regarding the 2021 AIP for our participating NEOs, including the performance goals, the weight assigned to each performance goal and the payout as a percentage of the target bonus if the threshold or target performance goal is met. The performance goals and relative weightings reflect the Compensation Committee’s objective of ensuring that a substantial amount of each NEO’s total compensation is tied to applicable overall consolidated performance.
2021 AIP Weighting, Threshold and Target Performance Goals
Performance Metric	Performance Weighting	Threshold ($ in 000s, except Customer Retention)	Target ($ in 000s, except Customer Retention)	% of Target Performance for Threshold Payout	% Payout with Threshold Performance
Terminix Revenue	40%	1,971,000	2,069,000	95%	50%
Terminix Adjusted EBITDA	40%	356,000	387,000	92%	50%
Terminix Customer Retention
— Residential	10%	82.0%	82.3%	99.6%	50%
— Commercial	10%	85.8%	86.5%	99.2%	50%
34TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
The “% of Target Performance for Threshold Payout” is equal to threshold performance (which is generally equal to the prior year’s actual performance) divided by the current year’s target goal. The payout levels for performance between threshold and target are generally based on a 6:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out six additional percentage points of the targeted payout. The payout levels for performance above target to maximum are generally based on a 10:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out ten additional percentage points of the targeted payout. We believe the 10:1 ratio to be an effective motivator to provide significant rewards for exceptional performance. The 2021 AIP target payout opportunity for each participating NEO was based on our review of Peer Group and survey data and the importance of the NEO’s position relative to our overall financial success
2021 AIP Performance
Named Executive Officer	% of Target Adjusted EBITDA Attained	% of Target Revenue Attained	% of Customer Retention- Residential Attained	% of Customer Retention- Commercial Attained	Business Unit	% of Target Bonus Earned(1)
Brett T. Ponton	100%	99%	27%	32%	Corporate	80%
Robert J. Riesbeck	100%	99%	27%	32%	Corporate	80%
David M. Dart	100%	99%	27%	32%	Corporate	80%
Deidre Richardson	100%	99%	27%	32%	Corporate	80%
Anthony D. DiLucente(2)
Dion Persson	100%	99%	27%	32%	Corporate	80%
Kim Scott(3)

(1)
Bonus calculations are weighted fully on Company results.

(2)
Mr. DiLucente was not eligible to participate in the 2021 AIP as he retired from the Company on March 31, 2021.

(3)
Ms. Scott was not eligible to participate in the 2021 AIP as she resigned from the Company on September 30, 2021.

2021 AIP Payments
Named Executive Officer	% of Salary Paid at Target Performance	Year-End Base Salary ($)	Target Award Opportunity ($)	Actual % of Target Awarded	Total Bonus Earned ($)
Brett T. Ponton	100%	975,000	975,000	80%	780,000
Robert J. Riesbeck	85%	650,000	552,500	80%	442,000
David M. Dart	60%	405,000	243,000	80%	194,400
Deidre Richardson(1)	60%	410,000	120,300	115%	138,297
Anthony D. DiLucente(2)	—	—	—	—	—
Dion Persson(3)	60%	450,000	216,300	116%	250,000
Kim Scott(4)	—	—	—	—	—

(1)
Ms. Richardson was hired on July 6, 2021 and received a prorated bonus for 2021. She received a bonus higher than target taking into consideration her significant effort in the execution of the Merger Agreement with Rentokil.

(2)
Mr. DiLucente was not eligible to participate in the 2021 AIP since he retired from the Company on March 31, 2021.

(3)
Mr. Persson received a bonus higher than target based on his efforts and leadership in the execution of the Merger Agreement with Rentokil.

(4)
Ms. Scott was not eligible to participate in the 2021 AIP since she resigned from the Company on September 30, 2021.

TERMINIX35

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
Long-Term Equity Awards
Our long-term equity incentive plans are designed to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance. For 2021, to provide a long-term incentive component to the pay mix of executive officers, the Compensation Committee approved LTI awards comprised of PSUs, stock options and RSUs.
The Compensation Committee periodically reviews the equity holdings of executive officers of the Company to ensure there are appropriate levels of ownership and incentive and retention value. The Compensation Committee also reviews competitive market practice regarding the awarding of LTI awards and, following its 2021 assessment of our executives’ stock holdings and future long-term incentive opportunity, the Compensation Committee approved awards for the NEOs. The 2021 equity awards are comprised of PSUs, stock options and RSUs, with grant date values equal to 50 percent for PSUs, 30 percent for stock options and 20 percent for RSUs. The specific size and value of the awards are detailed in the Summary Compensation and the Grants of Plan Based Award tables below.
PSU awards will be earned based on the Company’s attainment of certain levels of cumulative adjusted EPS and cumulative revenue, then modified up or down based on relative total stockholder return (“TSR”) for the Company relative to the TSR of the companies in our Peer Group. The performance period for which the number of PSUs earned will be a three-year period from January 1, 2021 through December 31, 2023. Executive officers may earn a maximum of 200 percent of the target award with a potential 20 percent upward adjustment if the Company’s TSR is in the highest quartile of TSR relative to the Peer Group for an absolute maximum payout of 220 percent of the target number of PSUs.
Stock options awarded are nonqualified stock options with vesting generally in equal installments on the first three anniversaries of the grant date. The exercise price of the stock options is the fair market value of the Company’s common stock as defined in the Omnibus Incentive Plan. The RSU awards will generally vest in three equal installments on the first three anniversaries of the grant date.
On September 15, 2020, we granted retention RSUs with a fair value of $1 million to Ms. Scott. The RSUs (24,589) vested on September 15, 2021 (the first anniversary of the grant date) in accordance with their terms.
Double Trigger Vesting Upon Change In Control
The Company has adopted “double trigger” vesting acceleration in the event of a change in control of the Company, effective for all equity awards granted on or after April 23, 2018. This “double trigger” vesting acceleration provision was already included in our stock option agreements, but the Compensation Committee included this provision in all other stock award agreements, and provides as follows: if the Compensation Committee reasonably determines prior to a change in control that a teammate would, in connection with the change in control, receive an “Alternative Award” meeting the requirements of the Omnibus Incentive Plan (i.e., an equity-based award in the post-closing company), then if within two years following the change in control, the teammate’s employment is involuntarily (other than for cause) terminated or the teammate resigns with “good reason” (each as such terms are defined in the Omnibus Incentive Plan), at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative
36TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
Award would immediately vest in full and such teammate would be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of termination.
Omnibus Incentive Plan
Our board of directors adopted and our stockholders approved the Omnibus Incentive Plan in 2015. Our directors, officers, teammates and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; RSUs; performance RSUs; performance shares; PSUs; stock appreciation rights (“SARs”); dividend equivalents; deferred share units; and other stock-based awards.
A total of 4,705,308 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of December 31, 2021. This figure represented less than four percent of the shares of our common stock that were outstanding as of December 31, 2021. The Omnibus Incentive Plan provides that (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.
We will continue to consider LTI awards under the Omnibus Incentive Plan on an ongoing basis to certain key teammates, including our NEOs, in order to recognize outstanding performance, assumption of additional responsibilities, enhance retention or otherwise as the Compensation Committee may determine is in our best interest.
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (“ESPP”) was approved by stockholders at the 2015 annual meeting in April 2015. A total of 1,000,000 shares was authorized by stockholders for issuance under the ESPP. The Compensation Committee amended the ESPP in February 2019 to allow for more frequent purchase periods and to change the allowed 10 percent discount to a company match of 10 percent of teammate contributions. The authorized number of shares of common stock remaining in the ESPP was not changed. The expiration date of the ESPP was not changed from April 27, 2025. Our executive officers are prohibited from participating in the ESPP. As of December 31, 2021, 741,120 shares of common stock remained available for purchase under the ESPP. The ESPP was suspended on December 31, 2021 due to the expected merger with Rentokil.
Retirement Benefits
Teammates, including the NEOs, are generally eligible to participate in the Terminix Profit Sharing and Retirement Plan, as amended and restated and, as it may be further amended from time to time (the “PSRP”). The PSRP is a tax qualified 401(k) defined contribution plan under which we may make discretionary matching contributions. Historically, we have provided for a matching contribution in the PSRP where teammates receive a dollar for dollar match on the first one percent of their contributions, and then a $0.50 per dollar match on the next two percent to six percent contributed. Company matching contributions for the NEOs are set forth below in the All Other Compensation table.
We also maintain the Terminix Deferred Compensation Plan, as amended and restated, as it may be further amended from time to time (the “DCP”), which is a non-qualified deferred compensation plan designed to afford certain highly compensated teammates (including the NEOs, executive officers and certain other teammates) the opportunity to defer additional amounts of compensation on a pre-tax basis. No executive officer contributed to the DCP during 2021.
Terminate Benefits and Executive Perquisites
We offer a variety of health and welfare programs to all eligible teammates, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our teammates, including medical and dental care coverage, life insurance coverage and short and long-term disability.
We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions.
Employment Arrangements
We generally provide an executive with an offer letter prior to the time he or she joins the Company. The offer letter generally describes the basic terms of the executive’s employment, including his or her start date, starting salary, AIP bonus target, special bonuses (if any), relocation benefits, severance benefits (if any), sign-on bonus (if any) and equity awards granted in connection with the commencement of his or her employment. The terms of the executive’s employment are thereafter based on sustained good performance rather than contractual terms and our policies will apply as warranted. Under certain circumstances, we recognize that
TERMINIX37

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
special arrangements with respect to an executive’s employment may be necessary or desirable. We entered into an agreement with Mr. DiLucente setting forth the terms of his continued service until his retirement in March 2021. On September 11, 2021, we entered into an employment agreement with Mr. Ponton setting forth the terms of his employment as our CEO (the “Ponton Employment Agreement”). Please see the narrative below under “Executive Compensation Matters” for a description of this agreement, Please also see the narrative following the table in “Grants of Plan Based Awards (2021)” and the “—Potential Payments Upon Termination or Change in Control” section for a description of the agreements with our NEOs.
Post-Termination Compensation
Messrs. Riesbeck, Dart and Persson and Ms. Richardson are covered under our standard severance policy or practice as in effect at the time their employment is terminated. The standard severance policy was enhanced in consideration of the announced merger with Rentokil. Mr. Ponton is also entitled certain severance payments and benefits under a qualifiying termination of employment under the Ponton Employment Agreement. The standard severance policy and the terms of the post termination arrangements between us and the NEOs are described in detail below under the “—Potential Payments Upon Termination or Change in Control” section.
Executive Compensation Matters
CEO Employment Agreement
The Ponton Employment Agreement provides Mr. Ponton with the following compensation: (1) an annual base salary of $975,000; (2) a target annual bonus opportunity under the Company’s AIP equal to 100 percent of his annual base salary; (3) a make-whole bonus of $520,000 to compensate Mr. Ponton for the loss of his annual bonus at his previous company; (4) a grant of 5,194 RSUs (a grant date value equal to $211,240); (5) a grant of 22,142 options to purchase Company common stock that have an exercise price of $40.67 per share (a grant date value equal to $316,852) and (6) a grant of 12,985 PSUs (a grant date value equal to $528,100) that are earned based on the Company’s performance during the period 2020-2022. The RSUs and the options shall vest in equal installments on the first three anniversaries of the grant date. The 2020 equity awards for Mr. Ponton were based on a pro-rated equity grant on his start date equal to approximately 33 percent of his annual equity award value in the same form and subject to the same vesting criteria applicable to the 2020 equity grants made to other senior executives (i.e., 50 percent PSUs, 30 percent stock options and 20 percent RSUs), valued at approximately $1,056,192. Mr. Ponton received a grant of equity awards of approximately $3.2 million in March 2021.
Other NEO Compensation Matters
In order to retain the services of Mr. DiLucente while the Company sought a new CEO, the Company entered into a retention agreement with Mr. DiLucente to ensure the Company had the benefit of his continued service and leadership. Mr. DiLucente held the title of Chief Financial Officer of the Company until March 4, 2021, at which time Mr. Riesbeck was appointed as the new Chief Financial Officer. The retention agreement provided that Mr. DiLucente continued to receive his current base salary and incentive compensation through March 31, 2021, and a payment of (1) one year’s base salary and (2) his target annual bonus under the Company’s 2021 incentive plan upon his retirement.
On December 13, 2021, the Compensation Committee approved, and recommended to the board of directors, and the board approved, certain tax-planning actions in order to mitigate adverse tax consequences to both the Company and certain teammates of the Company (including its named executive officers) that could arise in connection with the transactions contemplated by the Merger Agreement with Rentokil under the excise tax regime of Sections 280G and 4999 of the Internal Revenue Code. Specifically, these actions are: (1) the payment, on or prior to December 31, 2021, of a percentage of the 2021 annual bonuses that would otherwise have been paid on or before March 15, 2022 pursuant to the Company’s AIP including, for Mr. Ponton , $780,000; Mr. Riesbeck, $442,000; Mr. Dart, $194,400; Ms. Richardson, $138,297; and Mr. Persson, $250,000; (2) the settlement, on or prior to December 31, 2021, of a percentage of the 2019 performance-based stock unit awards (the “2019 PSUs”) that would otherwise have settled on or before February 18, 2022 pursuant to the applicable award agreements, equal to 4,496 units for Mr. Persson and 3,185 units for Mr. Dart; and (3) the vesting and settlement, on or prior to December 31, 2021, of time-vesting restricted stock unit awards that would otherwise have vested and settled on or before March 4, 2022 pursuant to the applicable award agreements, including, for the Company’s named executive officers: for Mr. Ponton, 4,597 units; for Mr. Riesbeck, 1,650 units; for Mr. Dart, 2,269 units; and for Mr. Persson, 2,913 units.
38TERMINIX

EXECUTIVE COMPENSATION	2022 ANNUAL PROXY STATEMENT
2022 Executive Compensation Due to Pending Rentokil Transaction
As previously disclosed, Terminix plans to combine with Rentokil bringing together two complementary businesses to create the global leader in pest control and hygiene & wellbeing, and the leader in the pest control business in North America, the world’s largest pest control market. The transaction will combine two leading brands with a long cultural heritage, outstanding talent and strong focus on people, customers and ESG. Upon completion, the combined company will have approximately 57,000 colleagues serving 4.9 million customers around the world from 790 locations. The enlarged business will have a strong platform for growth, particularly in North America, and an attractive financial profile to support future growth, including through acquisitions and continued investment in innovation and technology.
The transaction is expected to create significant value, enhance long-term growth potential, be highly cash generative and present a compelling industrial logic, supported by:
•
increased scale and leadership in the global pest control market;

•
substantially increased scale in North America, providing an enlarged platform for profitable growth;

•
a complementary and synergistic portfolio combination; and

•
an attractive financial profile.

As the Compensation Committee considered the proposed transaction with Rentokil, it wanted to accomplish three objectives with the 2022 executive compensation to maximize stockholder value; first, keeping the management team focused on the pending transaction with Rentokil and ensuring the successful integration of the two companies post-closing; second, incentivizing the management team to diligently work to achieve the 2022 financial and performance goals by providing them with retention assurance if the Rentokil transaction were not consummated and Terminix needed to operate as a stand-alone pest management company; and third, continue to adhere to a pay-for performance compensation program.
2022 Long-Term Incentive Awards
In the first quarter of 2022, the Compensation Committee approved the grant of the equity awards set forth in the table below to the NEOs listed below (weighted 60 percent RSUs and 40 percent PSUs given the pending merger with Rentokil). Given the uncertainty of Terminix’s stock price due to the Rentokil transaction, unlike in prior years, the Compensation Committee elected to not issue stock options in 2022. The PSUs have a performance period of three years, 2022 through 2024, based on the achievement of cumulative adjusted earnings per share and cumulative revenue goals, with a modifier based on TSR relative to companies in our Peer Group. Any payout earned under the PSU award will be settled in the first quarter of 2025. The RSUs will vest in equal installments on the first three anniversaries of the grant date.
Named Executive Officer	Number of PSUs	Number of RSUs
Brett T. Ponton	28,331	45,054
Robert J. Riesbeck	10,170	16,173
David M. Dart	3,621	5,759
Deidre Richardson	3,666	5,830
Dion Persson	5,030	7,998
2022 Retention Awards
In the first quarter of 2022, the Compensation Committee approved executive retention awards to retain the executive management team through the consummation of the merger and integration of the Company with Rentokil. These awards were agreed to by Rentokil as part of the deal negotiations, and we believe that providing these awards is beneficial to TMX shareholders regardless of whether the transaction is consummated—(a) if the merger is not consummated, the retention awards are designed to keep the team together to execute on a go-forward basis or (b) if the merger is consummated, the retention awards are intended to maximize the value of the transaction by retaining key executives through the consummation process. The payments will be made in cash and are subject to continued employment. The award to Mr. Ponton is payable (a) 100% on the date that is 24 months from the date of the grant or (b) if earlier, 40 percent upon the closing of the merger and 60 percent the later of (i) three months from the first payment or (ii) 18 months from the date of the grant. Absent the merger closing, the retention period is 24 months from the date of the grant. For Messrs. Riesbeck, Dart and Persson and Ms. Richardson, the awards are payable 18 months from the date of the grant or 50 percent upon the closing of the merger or dissolution and 50 percent the later of (a) three months from the first payment or (b) the original 18 month payment timing. As noted above, these cash retention awards were designed to incentivize executives to maximize stockholder value by having a dual purpose of (a) keeping the team focused on the pending transaction with Rentokil and ensuring the successful integration of the two companies post-closing and (b) incentivizing the team to diligently work to achieve the 2022 financial and performance goals by providing them with some retention assurance if the Rentokil transaction were to not be consummated and the Company were needing to continue to operate as a stand-alone pest management company.
TERMINIX39

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION
Named Executive Officer	Retention Amount
Brett T. Ponton	$2,500,000
Robert J. Riesbeck	$350,000
David M. Dart	$350,000
Deidre Richardson	$350,000
Dion Persson	$350,000
COMPENSATION COMMITTEE REPORT
The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis should be included in this Proxy Statement.
Deborah H. Caplan (Chair)
Laurie Ann Goldman
Steven B. Hochhauser
Teresa M. Sebastian
This Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
40TERMINIX

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brett T. Ponton Chief Executive Officer	2021	975,000		2,218,167	950,629	780,000	74,311	4,998,107
	2020	288,068	805,822(4)	739,340	316,852	32,870	55,862	2,238,814
Robert J. Riesbeck Executive Vice President and Chief Financial Officer	2021	650,000		796,257	341,253	442,000	459,303	2,688,813
David M. Dart Senior Vice President, Human Resources	2021	405,000		332,567	142,513	194,400	11,701	1,086,180
Deidre Richardson Senior Vice President, General Counsel and Secretary	2021	200,341	62,500(5)	300,017		138,297	106,920	808,075
Anthony D. DiLucente Former Senior Vice President and Chief Financial Officer	2021	133,750					930,291	1,064,041
	2020	521,875		700,101	300,013	407,323	10,148	1,939,460
	2019	517,500		633,553	271,500	220,800	16,408	1,659,761
Dion Persson Former Senior Vice President and Interim General Counsel	2021	360,606		393,785	168,762	250,000	11,357	1,184,510
	2020	450,000	450,000(6)	420,061	180,014	301,050	10,148	1,811,273
	2019	450,000		420,060	180,008	143,100	9,973	1,203,141
Kim Scott Former Chief Operating Officer	2021	428,750		700,063	300,006		28,944	1,457,763
	2020	525,000	341,250(7)	1,551,319	236,255	63,558	10,017	2,727,399

(1)
The amounts in these columns reflect the aggregate grant date fair value of the PSUs, RSUs and stock options awarded. The assumptions used in the valuation of the PSUs, RSUs and stock option awards are disclosed in the Stock-Based Compensation footnote to the audited financial statements included in Item 8 of the 2021 Form 10-K.

(2)
Annual bonuses for 2021 were based on Adjusted EBITDA, revenue, customer retention and other individual performance criteria approved by the Compensation Committee.

(3)
Amounts in this column for 2021 are detailed in the All Other Compensation (2021) table below.

(4)
Mr. Ponton received a cash sign-on bonus of $520,000 paid in 2020 as part of his offer of employment and received a guaranteed annual bonus payment at a minimum of 100 percent of his target bonus opportunity. The amount of his bonus above the 100 percent guarantee due to performance exceeding plan goals is listed in the Non-Equity Incentive Plan Compensation column.

(5)
Ms. Richardson received a sign-on bonus of $125,000, 50 percent of which was paid in 2021, and the other 50 percent to be paid in 2022.

(6)
Mr. Persson received a cash award paid in 2020 related to the sale of the ServiceMaster Brands business.

(7)
Ms. Scott received a guaranteed annual bonus payment at a minimum of 100 percent of her target bonus opportunity. The amount of her bonus above the 100 percent guarantee due to performance exceeding plan goals is listed in the Non-Equity Incentive Plan Compensation column.

TERMINIX41

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES
All Other Compensation (2021)
Named Executive Officer	Perquisites and Other Personal Benefits ($)	Severance Benefits ($)	Relocation Expenses ($)	Company Paid Life Insurance Premiums ($)	Company Contributions to PSRP ($)(1)	Tax Payment(s) ($)(2)	Total ($)
Brett T. Ponton	—	—	37,067	1,788	10,150	25,306	74,311
Robert J. Riesbeck	—	—	299,523	1,743	10,150	147,887	459,303
David M. Dart	—	—	—	1,551	10,150	—	11,701
Deidre Richardson	—	—	58,853	550	3,075	44,442	106,920
Anthony D. DiLucente	10,294(3)	909,500(4)	—	347	10,150	—	930,291
Dion Persson	—	—	—	1,207	10,150	—	11,357
Kim Scott	17,737(3)	—	—	1,057	10,150	—	28,944

(1)
The PSRP is our tax-qualified retirement savings plan.

(2)
The amounts disclosed in this column reflect the tax gross-up for relocation expenses consistent with the Company’s relocation policy relating to the hire of Messrs. Ponton and Riesbeck and Ms. Richardson.

(3)
The amounts in this column for Mr. DiLucente and Ms. Scott reflect the payment of accrued, but unused, vacation upon their respective resignations from the Company.

(4)
The amount in this column reflects the aggregate severance benefits payable to Mr. DiLucente consistent with his retention agreement.

42TERMINIX

EXECUTIVE COMPENSATION TABLES	2022 ANNUAL PROXY STATEMENT
Grants of Plan Based Awards (2021)
The amounts listed in the table below in the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential 2021 earnings under the AIP, which is a non-equity incentive plan. The threshold amount is the minimum earned amount if threshold performance is attained for all performance measures. The plan provides for a maximum payout equal to 300 percent of the executive’s target award, 200 percent maximum funding plus up to 150 percent individual modifier as determined by the Compensation Committee. Additional information is discussed in “Compensation Discussion and Analysis—Annual Incentive Plan” above. Additional detail is provided in “Compensation Discussion and Analysis—Long-Term Equity Awards” above.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)
Brett T. Ponton	N/A	487,500	975,000	1,950,000
	3/3/2021				17,237	34,473	75,841				1,584,379
	3/3/2021							13,790			633,788
	3/3/2021								59,901	45.96	950,629
Robert J. Riesbeck	N/A	276,250	552,500	1,105,000
	3/3/2021					12,375					568,755
	3/3/2021							4,950			227,502
	3/3/2021								21,503	45.96	341,253
David M. Dart	N/A	121,500	243,000	486,000
	3/3/2021					5,168					237,521
	3/3/2021							2,068			95,045
	3/3/2021								8,980	45.96	142,513
Deidre Richardson	N/A	60,150	120,300	240,600
	7/6/2021							6,088			300,017
Anthony D. DiLucente	N/A
Dion Persson	N/A	108,150	216,300	432,600
	3/3/2021				3,060	6,120	13,464				281,275
	3/3/2021							2,448			112,510
	3/3/2021								10,634	45.96	168,762
Kim Scott	N/A
	3/3/2021				5,440	10,880	23,936				500,045
	3/3/2021							4,352			200,018
	3/3/2021								18,904	45.96	300,006

(1)
Represents the calculation of the annual bonus under the 2021 AIP at 200 percent of target.

(2)
Represents PSUs, which are earned based on performance and vest following the three-year performance period (2021—2023). Maximum payout under the performance share units is 220 percent.

(3)
Represents RSUs granted March 3, 2021 that will vest in equal installments on the first three anniversaries of the grant date, assuming continued service. The RSUs granted to Ms. Richardson on July 6, 2021, were part of her offer of employment and will vest on the third anniversary of the grant date.

(4)
Represents nonqualified stock options that will vest in equal installments on the first three anniversaries of the grant date, assuming continued service.

(5)
The amounts in this column reflect the aggregate grant date fair value of PSUs, options and RSUs detailed in the prior columns. The assumptions used in the valuation of PSUs, stock options and RSU awards are disclosed in the Stock-Based Compensation footnote to the audited financial statements included in Item 8 of the 2021 Form 10-K.

TERMINIX43

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES
Equity Awards
As noted in the Compensation Discussion and Analysis, on March 3, 2021, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs. The PSUs will be earned over the three-year performance period (2021-2023). Stock options are scheduled to vest and become exercisable in equal annual installments on the first three anniversaries of the grant date, subject to the NEO’s continued employment with the Company. The stock options awarded on March 3, 2021 have an exercise price of $45.96 per share. The Compensation Committee also approved RSUs that vest in equal annual installments on the first three anniversaries of the grant date, subject to the NEO’s continued employment with the Company.
Named Executive Officer	Number of PSUs	Number of Stock Options	Number of RSUs
Brett T. Ponton	34,473	59,901	13,790
Robert J. Riesbeck	12,375	21,503	4,950
David M. Dart	5,168	8,980	2,068
Deidre Richardson(1)	—	—	6,088
Anthony D. DiLucente	—	—	—
Dion Persson	6,120	10,634	2,448
Kim Scott	10,880	18,904	4,352

(1)
The RSUs granted to Ms. Richardson on July 6, 2021, were part of her offer of employment and will vest on the third anniversary of the grant date.

All PSUs, stock options and RSUs currently held by the NEOs are shown in the “Outstanding Equity Awards at Fiscal Year End (2021)” table below.
The Omnibus Incentive Plan and an employee stock option agreement govern each option award and provide, among other things, that the options generally vest in equal installments on the first three anniversaries of the grant dates, subject to continued employment through each applicable vesting date. The Omnibus Incentive Plan and an RSU award agreement govern each RSU award and provide, among other things, that the RSUs generally vest in equal installments on the first three anniversaries of the grant dates, subject to continued employment through each applicable vesting date. Holders of RSUs have no rights as stockholders, including voting rights. Holders of RSUs are, however, entitled to dividend equivalents if a dividend is declared on our common stock. See “Potential Payments Upon Termination or Change in Control” below for information regarding the cancellation or acceleration of vesting of stock options and RSUs upon certain terminations of employment or a change in control.
44TERMINIX

EXECUTIVE COMPENSATION TABLES	2022 ANNUAL PROXY STATEMENT
Outstanding Equity Awards at Fiscal Year End (2021)
		Option Awards				Stock Awards		Performance Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Yet Vested (#) (4)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Yet Vested (#) (4)
Brett T. Ponton	9/15/2020	7,381	14,761	40.67	9/15/2028	3,462	156,586	6,493	293,656
	3/3/2021		59,901	45.96	3/3/2029	9,193	415,799	17,237	779,607
Robert J. Riesbeck	12/7/2020					7,472	337,959
	3/3/2021		21,503	45.96	3/3/2029	3,300	149,259	6,188	279,861
David M. Dart	2/18/2019	7,138	3,568	40.04	2/18/2027			2,123	96,023
	3/4/2020	4,202	8,404	36.35	3/4/2028	871	39,395	3,267	147,766
	3/3/2021		8,980	45.96	3/3/2029	1,378	62,327	2,584	116,874
Deidre Richardson	7/6/2021					6,088	275,360
Anthony D. DiLucente(5)	N/A
Dion Persson	2/18/2018	28,019	9,340	37.07	2/18/2028			—	—
	2/18/2019	10,076	5,038	40.04	2/18/2027			2,997	135,554
	3/4/2020	5,308	10,616	36.35	3/4/2028	1,100	49,753	4,127	186,664
	3/3/2021		10,634	45.96	3/3/2029	1,632	73,815	3,060	138,404
Kim Scott(6)	N/A

(1)
Represents options to purchase shares of common stock granted under the Omnibus Incentive Plan. Options become exercisable on the basis of passage of time and continued employment over a four-year period for options granted prior to 2019 and generally vest in equal installments on the first three anniversaries of the grant dates for options granted in 2019 and later, subject to continued employment through each applicable vesting date.

(2)
Represents RSUs to be settled in common stock granted under the Omnibus Incentive Plan.

(3)
Represents the fair market value as of December 31, 2021 of $45.23 per share.

(4)
Represents the number and market value of PSUs at the threshold payout level. PSUs are earned based on the level of achievement of a cumulative revenue and a cumulative adjusted EPS target for performance years 2019-2021 and vested at the end of 2021 for the grant on February 18, 2019. PSUs granted on March 4, 2020 will be earned based on the level of achievement of a cumulative revenue and a cumulative adjusted EPS target for performance years 2020-2022 and will vest at the end of 2022. PSUs granted on March 3, 2021 will be earned based on the level of achievement of a cumulative revenue and a cumulative adjusted EPS target for performance years 2021-2023 and will vest at the end of 2023. Maximum payout under the performance share units is 220 percent of the target award.

(5)
Unvested stock options, RSUs and PSUs were canceled upon Mr. DiLucente’s resignation from the Company on March 31, 2021.

(6)
Unvested stock options, RSUs and PSUs were canceled upon Ms. Scott’s resignation from the Company on September 30, 2021.

TERMINIX45

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES
2019 Performance Share Unit Awards
The Compensation Committee approved PSU awards to executive officers in 2019 with a performance period of 2019 through 2021. The performance measures were cumulative adjusted revenue and cumulative adjusted earnings per share for the three-year period. The calculation of the payout achievement based on these financial measures may be adjusted by the Company’s total shareholder return relative to the Company’s peer group. If the Company’s TSR is above the 75th percentile, the payout would be adjusted by an additional 20 percentage points, and, conversely, if the Company’s TSR is below the 25th percentile of the peer group, the payout would be reduced by 20 percentage points. No adjustment would be made if the Company’s TSR was between the 25th and 75th percentiles.
The Company achieved below target levels for adjusted revenue nor for adjusted EPS resulting in a calculated payout of 82%. The Company TSR was below the 25th percentile, and, therefore, the payout was reduced by 20 percentage points, resulting in an overall payout of 62 percent of target.
	Adjusted Revenue 2019-2021				Adjusted Earning Per Share 2019-2021				Total Shareholder Return		Award Earned
Named Executive Officer	Target ($M)	Actual ($M)	Weighting %	Weighted Payout %	Target	Actual	Weighting %	Weighted Payout %	Percentile	Payout Adjustment %	Total Payout %	Units Earned
Brett T. Ponton(1)
Robert J. Riesbeck(1)
David M. Dart	6,323	6,281	50%	49%	$4.83	$4.27	50%	33%	<25th	-20%	62%	3,291
Deidre Richardson(1)
Anthony D. DiLucente(2)
Dion Persson	6,323	6,281	50%	49%	$4.83	$4.27	50%	33%	<25th	-20%	62%	4,646
Kim Scott(1)		—				—

(1)
Messrs. Ponton and Riesbeck and Mss. Richardson and Scott were not employed by the Company at the time of the award and therefore did not participate.

(2)
Mr. DiLucente retired from the Company on March 31, 2021 and his 2019 PSU award was canceled upon his departure.

46TERMINIX

EXECUTIVE COMPENSATION TABLES	2022 ANNUAL PROXY STATEMENT
Option Exercises and Stock Vested (2021)
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brett T. Ponton			6,329	280,016
Robert J. Riesbeck			9,122	356,217
David M. Dart			10,639	468,339
Deidre Richardson
Anthony D. DiLucente	37,006	558,830	7,389	364,301
Dion Persson			15,267	692,575
Kim Scott	6,967	53,049	26,034	1,146,853

(1)
Reflects the vesting of RSUs in 2021, for Messrs. Ponton, Riesbeck, Dart, DiLucente and Persson and Ms. Scott. The NEOs elected to surrender a portion of the shares that settled upon vesting of the RSUs to satisfy tax withholding obligations, resulting in net shares of Mr. Ponton, 5,638; Mr. Dart, 8,619; Mr. DiLucente, 4,354; Mr. Persson, 13,405; and Ms. Scott,13,868; respectively. Mr. Riesbeck paid cash for his tax obligations and wound up with the full amount of shares.

(2)
The figures in this column represent the number of RSUs vesting multiplied by the fair market value of Company stock on the date of vesting.

Nonqualified Deferred Compensation Plans
The table below sets forth information regarding each NEO’s deferred compensation. Mr. DiLucente participated in the DCP during 2020. Details are listed on the following table.
Nonqualified Deferred Compensation (2021)
Named Executive Officer	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brett T. Ponton
Robert J. Riesbeck
David M. Dart
Deidre Richardson
Anthony D. DiLucente			79,976	262,508	1,109,739
Dion Persson
Kim Scott

(1)
Matching contributions to the DCP were not made in 2021.

(2)
The amounts in this column do not represent above-market or preferential earnings and therefore are not included in the Summary Compensation Table.

Deferred Compensation Programs
The DCP is a nonqualified deferred compensation plan designed to afford certain highly compensated teammates the opportunity to defer up to 75 percent of their compensation on a pre-tax basis. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the DCP. The Company, in its sole discretion, may make matching contributions, based on the amounts that are deferred by teammates pursuant to the DCP, but did not choose to make matching contributions for 2021. Distributions are paid at the time elected by the participant in accordance with the DCP.
The DCP is not currently funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts due under the DCP. All plan assets are held in trust and are considered general assets of the Company. When such payments are due, the cash will be distributed from the DCP’s trust.
TERMINIX47

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Severance Benefits for NEOs
Unless modified by separate agreement, and except as described below, upon a termination of employment for any reason, we have no obligation to pay any prospective amounts or provide any benefits to our NEOs. Our obligations will consist of those obligations accrued at the date of termination, including payment of earned salary, vacation, reimbursement of expenses and obligations that may otherwise be payable in the event of death or disability.
For the purpose of the following discussion, “cause” means a material breach by the executive of the duties and responsibilities of the executive (other than as a result of incapacity due to physical or mental illness) that is demonstrably willful and deliberate on the executive’s part, committed in bad faith or without reasonable belief that such breach is in our best interests and not remedied in a reasonable period of time after receipt of written notice from us specifying such breach; or the commission by the executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the executive that materially and adversely affects our business affairs or reputation. The NEOs’ agreements described below also include in the definition of “cause”: any failure by the executive to cooperate with any investigation or inquiry into the executive’s business practices, whether internal or external, including, but not limited to, the executive’s refusal to be deposed or to provide testimony at any trial or inquiry.
Upon each executive’s death or disability, we will pay to the executive (or his or her executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; plus if the date of termination is after June 30 of a fiscal year, a prorated bonus through his date of termination (determined based on the target bonus, in the event of retirement or death, or actual accomplishment, in the event of disability).
Mr. Ponton
The Ponton Employment Agreement provides that if we terminated Mr. Ponton’s employment without “cause”, or Mr. Ponton terminated his employment for “good reason” (each term as defined in the Ponton Employment Agreement), he would receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid and (3) a prorated bonus for the year in which his termination occurs through his date of termination. Mr. Ponton’s employment agreement also provides for severance payments in connection with a change in control equal to two times annual salary and two times target bonus upon the termination following a change in control. Payments of Mr. Ponton’s severance benefits are subject to Mr. Ponton signing a general release of claims. Mr. Ponton is also subject to covenants not to compete or solicit for two years following any termination of employment and an indefinite covenant not to disclose confidential information. Upon Mr. Ponton’s retirement, death or disability, we would have been obligated to pay to Mr. Ponton (or his executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid, plus a prorated bonus through his date of termination. The treatment of equity awards granted to Mr. Ponton is described below under the “Omnibus Incentive Plan” section. The Merger Agreement also provides for a bonus payment equal to the greater of target or actual performance for the year in which closing occurs, prorated from January 1st to the date of closing.
Mr. DiLucente
The agreement executed between Terminix and Mr. DiLucente on February 26, 2020 provides for severance benefits equal to (1) 12 months of annual salary; (2) the amount of the annual incentive payment for fiscal year 2020 and (3) an amount equal to 100% of his target bonus under the 2021 AIP. These payments were paid in 12 equal monthly installments, other than the annual bonus for 2020 which was paid in a lump sum in March 2021. Mr. DiLucente left the Company on March 31, 2021 and the noted severance benefit installments commenced.
Severance Arrangements with Other NEOs
We have not historically offered severance agreements or change in control agreements to newly hired executive officers. Messrs. Riesbeck, Dart, Persson and Ms. Richardson are covered under our standard severance practices and guidelines. As officers who report directly to our CEO, they are eligible to receive severance if terminated without cause (as defined in “Potential Payments Upon Termination or Change in Control—Severance Benefits for NEOs”). Under our practice for executive officers as in effect as of December 31, 2021, in the event of such termination, an amount equal to one times base salary plus target bonus for the year of termination is paid out generally in monthly installments over a period of 12 months, and, if termination occurs after June 30 of a year, a prorated portion of the bonus earned under the AIP would be payable to the terminated executive at the same time as annual bonuses are paid to other executives for the applicable year, subject to execution of a general release and observing covenants not to compete, solicit, nor disclose confidential information.
48TERMINIX

EXECUTIVE COMPENSATION TABLES	2022 ANNUAL PROXY STATEMENT
Ms. Scott voluntarily left the Company on September 30, 2021 and did not receive any severance benefits.
The Merger Agreement with Rentokil provides for enhanced severance payments pursuant to a change in control severance program to executive officers (other than Mr. Ponton) in the event of a termination of any such officers' employment without "cause" by us or for "good reason" (each as defined in the Omnibus Incentive Plan) within 12 months after closing. The program provides for a lump sum payment equal to two times the sum of the executive officer’s (x) annual base salary and (y) annual target cash bonus under the AIP upon the qualifying termination of employment. The Merger Agreement also provides for a bonus payment equal to the greater of target or actual performance for the year in which closing occurs, prorated from January 1st to the date of closing. The Merger Agreement with Rentokil also provides for the payment of up to 18 months of COBRA plus two percent upon termination resulting from the change in control.
Omnibus Incentive Plan
If an executive’s employment is terminated by us for “cause” (as defined in the Omnibus Incentive Plan) all options (vested and unvested), unvested RSUs, unvested restricted stock and unvested performance RSUs are immediately cancelled.
If an executive’s employment is terminated by us without “cause” or if the executive voluntarily terminates his employment for any reason, all unvested options, RSUs and PSUs immediately terminate. Upon such a termination, the executive may exercise vested options before the first to occur of (1) the three month anniversary of the executive’s termination of employment, (2) the expiration of the options’ normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment.
If an executive’s employment terminates by reason of death or disability, all unvested options will vest, and all options will remain exercisable until the first to occur of (1) the one year anniversary of the executive’s date of termination, (2) the expiration of the options’ normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. RSUs will vest as to the number of RSUs that would have vested on the next anniversary of the grant date (assuming the executive’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the grant date, if the termination due to death or disability occurs on or prior to the first anniversary of the grant date, or (y) the most recent prior anniversary of the grant date, if the termination due to death or disability occurs after the first anniversary of the grant date, and the denominator of which was 365 for 2021.
The stock option agreements provide that all then outstanding options (whether vested or unvested) will be cancelled in exchange for a cash payment if we experience a “change in control” (as defined in the Omnibus Incentive Plan), unless the board of directors reasonably determines in good faith that options with substantially equivalent or better terms are substituted for the existing options. Upon a change in control, all RSUs will vest. For stock option and RSU awards granted April 23, 2018 and later, no cancellation, acceleration of vesting or other payment shall occur with respect to any RSU in connection with a change in control occurring prior to the third anniversary of the grant date, if the administrator reasonably determines prior to the change in control that the executive shall receive an “alternative award” meeting the requirements of the plan; provided, however, that if within two years following a change in control, the executive’s employment is involuntarily terminated (other than for cause) or the executive resigns with good reason, at a time when any portion of the alternative award is unvested, the unvested portion of such alternative award shall immediately vest in full and such executive shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the alternative award on the date of termination. Notwithstanding the plan terms, certain legacy RSU grant agreements provide for accelerated vesting on a change in control occurring prior to vesting.
The Compensation Committee also has the discretion to accelerate the vesting of options and RSUs at any time.
Payment Upon Retirement, Death, Disability, Qualifying Termination, or Change in Control as of December 31, 2021
The following table sets forth information regarding the value of payments and other benefits payable by us to each of the NEOs employed by us as of December 31, 2021 in the event of retirement, death, disability, qualifying termination (a termination which qualifies an NEO for severance payments under his employment agreement or offer letter or our general severance policy) or change in control. Except as otherwise noted below, the amounts shown assume termination or change in control effective as of December 31, 2021 and a fair market value of our common stock on December 31, 2021 of $45.23 per share.
TERMINIX49

2022 ANNUAL PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Retirement, Death, Disability, Qualifying Termination or Change in Control (2021)
Named Executive Officer	Event	Base Salary and Target Bonus ($)(1)	Payment of Current Year Bonus ($)(2)	Acceleration of Vesting of Stock Options ($)(3)	Acceleration of Vesting of RSUs/ PSUs ($)(4)	Health & Welfare ($)(5)	Total Payments ($)
Brett T. Ponton	Retirement	—	780,000	—	—	—	780,000
	Death	—	780,000	67,310	1,082,321	—	1,929,631
	Disability	—	780,000	67,310	1,082,321	—	1,929,631
	Qualifying Termination	1,950,000	780,000	—	—	—	2,730,000
	Change in Control	3,900,000	780,000	67,310	2,717,554	—	7,464,864
Robert J. Riesbeck	Retirement	—	442,000	—	—	—	442,000
	Death	—	442,000	0	262,052	—	704,052
	Disability	—	442,000	0	262,052	—	704,052
	Qualifying Termination	1,202,500	442,000	—	—	—	1,644,500
	Change in Control	2,405,000	442,000	0	1,046,939	18,934	3,912,873
David M. Dart	Retirement	—	194,400	—	—	—	194,400
	Death	—	194,400	93,145	325,290	—	612,835
	Disability	—	194,400	93,145	325,290	—	612,835
	Qualifying Termination	648,000	194,400	—	—	—	842,400
	Change in Control	1,296,000	194,400	93,145	727,027	26,746	2,337,318
Deidre Richardson	Retirement	—	138,297	—	—	—	138,297
	Death	—	138,297	—	43,504	—	181,801
	Disability	—	138,297	—	43,504	—	181,801
	Qualifying Termination	656,000	138,297	—	—	—	794,297
	Change in Control	1,312,000	138,297	—	275,360	9,219	1,734,876
Anthony D. DiLucente	(6)
Dion Persson	Retirement	—	250,000	—	—	—	—
	Death	—	250,000	196,632	402,997	—	849,629
	Disability	—	250,000	196,632	402,997	—	849,629
	Qualifying Termination	720,000	250,000	—	—		970,000
	Change in Control	1,440,000	250,000	196,632	909,259	21,627	2,817,518
Kim Scott	(7)

(1)
Calculations are based upon the terms previously discussed under Severance Benefits for NEOs.

(2)
The payment of the annual bonus for 2021 was accelerated to December 30, 2021 as part of the 280(g) tax mitigation strategy.

(3)
As noted above in the sections entitled Omnibus Incentive Plan, upon death or disability, all or portions of unvested stock options and RSUs become vested and exercisable. For RSUs, a prorated number of units will vest based on the length of service to the date of death or disability divided by the full number of days in the performance period. Beginning with awards granted in July 2018 and going forward, the Company implemented a “double trigger” acceleration of stock options and RSUs in the event of a change in control. The values in the table were based on a value of $45.23 per share at December 31, 2021 and option exercise prices of $36.35; $37.07; $40.04; $40.67; and $45.96, as applicable.

(4)
Represents the amount to be paid for continuation of benefits coverage, based on the coverage carried on December 31, 2021. No agreements include the payment of continued benefits coverage.

(5)
The Merger Agreement with Rentokil provides for the payment of up to 18 months of COBRA plus two percent upon termination resulting from the change in control.

(6)
Mr. DiLucente retired from the Company as of March 31, 2021.

(7)
Ms. Scott resigned from the Company on September 30, 2021.

50TERMINIX

EXECUTIVE COMPENSATION TABLES	2022 ANNUAL PROXY STATEMENT
CEO Pay Ratio
To determine the CEO pay ratio, we utilized the same median teammate used to determine the CEO pay ratio disclosed in the Company’s 2021 proxy statement as permitted under SEC regulations. We calculated the median salary and determined that person’s total compensation was $53,776 in 2021. Our CEO’s compensation for 2021 was $4,998,107, including the grant date value of his target equity awards. As a result, the ratio of CEO pay to median teammate pay for 2021 was 93:1. The CEO pay ratio disclosed in the 2021 proxy statement was 106:1. The decrease in the ratio is attributable to an increase in the compensation of the median employee and a decrease in the CEO’s compensation. The CEO’s compensation utilized to calculate the ratio in the 2021 proxy statement was an annualized number as the CEO was hired in September 2020. The CEO’s compensation in the 2021 proxy statement also included a sign-on bonus of $520,000 that is not included in the 2022 proxy statement.
The resulting pay ratio is calculated in a manner consistent with SEC rules and we believe it constitutes a reasonable estimate. However, as contemplated by SEC rules, we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at Terminix. Other companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.
Equity Compensation Plan Information
The following table contains information, as of December 31, 2021, about the amount of our common shares to be issued upon the exercise of outstanding options, RSUs and DSEs granted under the old Management Stock Incentive Plan (“MSIP”) and the Omnibus Incentive Plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by stockholders	1,937,987	39.24	5,446,158
Equity compensation plans not approved by stockholders	—	—	—
Total	1,937,987	39.24	5,446,158

(1)
The figures in this column reflect stock options, PSUs, RSUs and DSEs granted to directors, executives, officers and teammates pursuant to the MSIP and Omnibus Incentive Plan.

(2)
Includes any shares that can be issued under the Omnibus Incentive Plan and the ESPP.

TERMINIX51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2022 with respect to the ownership of our common stock by:
•
each person known to own beneficially more than five percent of our common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 121,493,685 shares of our common stock outstanding as of March 31, 2022.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table
Name of Beneficial Owner	Shares Beneficially Owned	Percent
T. Rowe Price Associates, Inc.(1)	13,390,372	11.0
Janus Henderson Group plc(2)	12,397,702	10.2
Morgan Stanley(3)	11,096,973	9.1
The Vanguard Group(4)	10,828,509	8.9
Naren K. Gursahaney(5)(6)	142,865	*
Deborah H. Caplan(5)(6)	11,126	*
David J. Frear(5)(6)	3,483	*
Laurie Ann Goldman(5)(6)	16,537	*
Steven B. Hochhauser(5)(6)	14,517	*
Teresa M. Sebastian	2,397	*
Stephen J. Sedita(5)(6)	27,047	*
Chris S. Terrill	2,397	*
Brett T. Ponton(5)(7)	34,371	*
Robert J. Riesbeck	16,290	*
David M. Dart	31,177	*
Deidre Richardson	—
Anthony D. DiLucente	—
Dion Persson(5)(7)	81,976	*
Kim Scott	—
All current directors and executive officers as a group (12 persons)(7)	302,207	*

*
Less than one percent.

52TERMINIX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2022 ANNUAL PROXY STATEMENT
(1)
Based on information obtained from a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

Except as may be indicated if this is a joint filing with one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (“T. Rowe Price Funds”), not more than five percent of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the T. Rowe Price Funds, only the custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.
T. Rowe Price Associates, Inc. is a Maryland corporation. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(2)
Based on information obtained from a Schedule 13G/A filed with the SEC by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has an indirect 97 percent ownership stake in Intech Investment Management LLC (“Intech”) and a direct 100 percent ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited (“HGIL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHGIAIFML”) (each an “Asset Manager” and collectively as the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”).

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 12,349,350 shares of Terminix common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.
Janus Henderson Group plc is a Jersey, Channel Islands company with an address of 201 Bishopsgate EC2M 3AE, United Kingdom.
(3)
Based on information obtained from a Schedule 13G/A filed with the SEC by Morgan Stanley, Boston Management and Research, and Eaton Vance Atlanta Capital SMID-Cap Fund. Morgan Stanley is deemed to have shared voting and dispositive power over 11,096,973 Terminix shares; Boston Management and Research is deemed to have shared voting and dispositive power over 7,157,107 Terminix share; and Eaton Vance Atlanta Capital SMID-Cap Fund is deemed to have shared voting and dispositive power over 6,904,969 Terminix shares.

Morgan Stanley is a Delaware entity with principal business office at 1585 Broadway, New York, NY 10036. Boston Management and Research is a Massachusetts entity with its principal business office at 2 International Place, Boston, MA 02110. Easton Vance Atlanta Capital SMID-Cap Fund is a Massachusetts entity with its principal business office at 2 International Place, Boston, MA 02110.
(4)
Based on information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group. The Vanguard Group is a Pennsylvania corporation with an address of 100 Vanguard Blvd., Malvern, PA 19355.

(5)
The business address for these persons is c/o Terminix Global Holdings, Inc., 150 Peabody Place, Memphis, Tennessee 38103.

(6)
Includes DSEs granted to the directors for board service as follows: Messrs. Frear (3,483), Gursahaney (8,207), Hochhauser (12,017) and Sedita (2,674). Mr. Sedita’s DSEs will settle on May 17, 2022, and DSEs for the other directors will settle 30 days after their departure from the board of directors. Also includes shares which Mr. Gursahaney has the right to acquire prior to May 30, 2022 through the exercise of stock options of 104,249 shares. The shares reflected in the table for the directors include 1,250 shares owned by Mr. Hochhauser’s spouse, 1,250 shares held in a trust of which Mr. Hochhauser’s spouse is the beneficiary, 2,397 shares held in a trust of which Ms. Sebastian is the beneficiary and 24,373 shares held in a GRAT established by Mr. Sedita in which he and his three children are the beneficiaries. Each director has represented to the Company that none of the securities owned by him or her have been pledged.

(7)
Includes shares which the NEOs have the right to acquire prior to May 30, 2022 through the exercise of stock options or vesting of RSUs as follows: Messrs. Ponton, 27,348 shares; Riesbeck, 7,168 shares; Dart, 22,104 shares; and Mr. Persson, 66,634 shares. All current executive officers as a group have the right to acquire 56,620 shares prior to May 30, 2022 through the exercise of stock options or vesting of RSUs. Each executive officer has represented to the Company that none of the securities owned by him or her have been pledged.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of Terminix. With the exception of a report of a transaction for Mr. Dart, which was filed late due to an administrative errors, to Terminix’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2021, no executive officer or director of Terminix failed to file reports required by Section 16(a) on a timely basis.
TERMINIX53

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our board of directors has approved written policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, the board of directors must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, and the legal department will then determine whether it should be submitted to our Audit Committee for consideration.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Terminix or a nominee to become a director of Terminix; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or teammate) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10 percent or more.
During 2021, there were no related-party or conflicts of interest transactions between the Company and any of our executive officers, directors or five percent stockholders that require disclosure under SEC rules.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our directors. The indemnification agreements provide our directors with contractual rights to indemnification and expense advancement rights.
54TERMINIX

REPORT OF THE AUDIT COMMITTEE
The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for the appointment, retention, termination, compensation, evaluation and oversight of our independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter, and a description of its oversight responsibilities is set forth below in Proposal 3.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal controls over financial reporting. Deloitte, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report as a result of such audits. The Audit Committee serves as a focal point for communication among the board of directors and its committees, the independent registered public accounting firm, management and our internal audit function, as the respective duties of such groups, or their constituent members, relate to our financial accounting and reporting and to its internal controls.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with Deloitte. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” issued by the PCAOB. The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management’s report, and the independent registered public accounting firm’s attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from us.
The board of directors has determined that the following members of the Audit Committee are audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K: David J. Frear, Naren K. Gursahaney, Stephen J. Sedita and Chris S. Terrill. The board of director has also determined each member of the Audit Committee meets the independence and financial literacy requirements for audit committee members set forth under the listing standards of the NYSE and our independence standards.
Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
David J. Frear (Chair)
Naren K. Gursahaney
Stephen J. Sedita
Chris S. Terrill
This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
TERMINIX55

PROPOSAL 1: ELECTION OF DIRECTORS
The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year as Class II directors for a three-year term ending in 2025:
Laurie Ann Goldman	Steven B. Hochhauser	Chris S. Terrill
The following individual, who is currently serving on our board of directors, is nominated for election this year as Class III director for a one-year term ending in 2023:
Teresa M. Sebastian
If elected, Ms. Goldman and Messrs. Hochhauser and Terrill will each serve as a Class II director until the 2025 Annual Meeting of Stockholders, and Ms. Sebastian will serve as a Class III director until the 2023 Annual Meeting of Stockholders, at which time she may (subject to the Nominating and Corporate Governance Committee’s evaluation) be nominated for an additional three-year term with the other Class III directors. Ms. Sebastian was appointed to the board in July 2021 and is standing for election this year as this is the first opportunity stockholders have to vote on her candidacy; Mr. Terrill also joined the board in July 2021 and slated for election by the stockholders this year as he was designated as a Class II director at the time he was appointed to the board. Each of the nominees will serve and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.
The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled “The Board of Directors and Corporate Governance.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
56TERMINIX

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our NEOs. This non-binding advisory vote, commonly known as a “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. At the 2021 Annual Meeting, 96 percent of voting stockholders approved the 2021 Say-on-Pay vote and at the 2021 Annual Meeting approved the advisory vote on the frequency of Say-on-Pay vote for every year. As such, we expect to present a Say-on-Pay vote to stockholders each year.
As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executives based on our performance. In particular, the Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the NEOs on the strategic, operational and financial performance of the Company and (iii) encourage the NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of near- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs are reasonable and not excessive.
For these reasons, the board of directors is asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the rules of the SEC, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”
As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.
As an advisory vote, Proposal 2 is not binding on our board of directors or the Compensation Committee, will not overrule any decisions made by our board of directors or the Compensation Committee or require our board of directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.
TERMINIX57

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board of directors has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and recommends that the stockholders vote for ratification of such selection. Prior to appointing Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee reviewed the performance of Deloitte and made inquiries of management regarding Deloitte’s performance. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2022 and will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
EVALUATION AND OVERSIGHT RESPONSIBILITIES
The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In determining whether to reappoint Deloitte as our independent registered public accounting firm, the Audit Committee considers a number of factors, including:
•
Deloitte’s historical and recent performance on the Company’s audit;

•
the quality and efficiency of the services provided by Deloitte;

•
an assessment of the firm’s professional qualifications, resources and expertise;

•
Deloitte’s knowledge of the Company’s business and industry;

•
the quality of the Audit Committee’s ongoing communications with Deloitte and of the firm’s relationship with the Audit Committee and Company management;

•
the quality and efficiency of the services provided by Deloitte, including input from management on Deloitte’s performance and how effectively Deloitte demonstrated its independent judgment, objectivity and professional skepticism;

•
Deloitte’s independence;

•
the appropriateness of Deloitte’s fees;

•
the length of time the firm has served in this role; and

•
external data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.

Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company’s independent registered public accounting firm, and the retention of Deloitte to perform other services, will contribute to, and enhance, audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.
REVIEW AND ASSESSMENT OF AUDIT AND RELATED SERVICES
The Audit Committee has sole and direct responsibility for assessing the overall value, both quality and cost, of the annual audit and related services provided by Deloitte. They actively monitor the engagement through all phases of the process, including approving audit fees and other related fees and assessing overall value delivered. Each year Deloitte makes a proposal of services
58TERMINIX

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2022 ANNUAL PROXY STATEMENT
to be performed and the fees related to such services. The Audit Committee, along with management, engages Deloitte in a negotiation of such fees, consistent with the value of a quality audit. Our Audit Committee members are experienced in the accounting industry and sit on other boards and audit committees, which provides them with competitive insight that allows them to assess the total value derived from the annual audit and related services.
The following table presents, for 2021 and 2020, fees for professional services rendered by Deloitte for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Deloitte for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by Deloitte not included in the first three categories.
	2021	2020
Audit Fees(1)	$2,365,000	$2,589,000
Audit-Related Fees(2)	$6,000	$1,525,000
Tax Fees(3)	$38,000	$49,000
All Other Fees(4)	$—	$—

(1)
Audit fees include fees related to the audit of Terminix and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of Terminix.

(2)
For 2020, principally represents fees paid in connection with auditing carve-out financial statements for ServiceMaster Brands related to the sale transaction.

(3)
For 2021 and 2020, includes services rendered in connection with tax planning, compliance and tax return preparation fees.

(4)
Represents fees paid in connection with due diligence services related to potential acquisitions.

PRE-APPROVAL POLICIES AND PROCEDURES
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and PCAOB, the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.
All of the services performed by Deloitte during the year ended December 31, 2021 and 2020 were approved in advance by the Audit Committee pursuant to the pre-approval policy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
TERMINIX59

OTHER BUSINESS
The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the accompanying proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.
A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company’s offices at 150 Peabody Place, Memphis, Tennessee 38103, for inspection by the stockholders during regular business hours from March 31, 2022 to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.
Whether or not you expect to attend the Annual Meeting, if you received a proxy card or voting instruction card and choose to vote by mail, please complete, date and sign and promptly return the accompanying card in the provided postage-paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,
Deidre Richardson
Senior Vice President, General Counsel and Secretary
April 8, 2022
60TERMINIX

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What are the proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Terminix Global Holdings, Inc. in connection with the 2022 Annual Meeting of Stockholders to be held at The Peabody Memphis Hotel, located at 149 Union Avenue, Memphis, Tennessee 38103, on Monday, May 23, 2022, at 6:00 p.m., local time. We are first sending this proxy statement and the accompanying form of proxy to stockholders on or about April 8, 2022. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our 2021 annual report to stockholders, which includes our 2021 Form 10-K , and the proxy card or a voting instruction card for the Annual Meeting.
All stockholders and beneficial owners may access the proxy materials, free of charge, at www.proxyvote.com or on our website, at http://investors.terminix.com. If you would like to receive a paper copy of our proxy materials, free of charge, please write to Terminix Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, Tennessee 38103.
Could the Date, Time and Location of the Annual Meeting Change Due to COVID-19?
We currently intend to hold our Annual Meeting in person; however, we will continue to actively monitor issues related to COVID-19 and the impact of such on our Annual Meeting. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose or recommend. In response to the COVID-19 pandemic, it is possible that we may change the date, time or location of the Annual Meeting, or may conduct the Annual Meeting via the Internet or teleconference call (a “virtual meeting”) if we determine it is not possible or advisable to hold an in-person meeting. We will notify stockholders of any such changes as promptly as practicable by issuing a press release that will be filed with the SEC and posted to our website.
If we elect to proceed with a virtual meeting, we will ensure that our stockholders will be able to participate in the virtual meeting by providing a toll-free telephone number whereby they can access the meeting, ensuring any presentations are available to access via the Internet, afford stockholders the opportunity to ask questions and be able to vote their shares, if necessary, in conjunction with the Annual Meeting. If we elect to hold a virtual meeting for the 2022 Annual Meeting, we would do so only as a precautionary measure in response to the COVID-19 situation; we would expect to revert to an in-person annual meeting in 2023 and future years.
If you plan to attend the Annual Meeting in person, please monitor our Investor Relations website at http://investors.terminix.com and check the website in advance of the Annual Meeting for any updates. Please also retain your Annual Meeting materials for access details you will need in the event we decide to hold a virtual meeting, including the control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number should we determine to switch to virtual meeting. A virtual meeting will have no impact on your ability to provide your proxy prior to the Annual Meeting by using the Internet or telephone or by completing, signing, dating and mailing your proxy card, as explained in this proxy statement.
Will the Annual Meeting impact the expected merger with Rentokil?
On December 13, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rentokil, Rentokil Initial US Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Bidco”), Leto Holdings I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Leto Holdings II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Bidco (“Merger Sub II”). The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, (1) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Bidco, and (2) immediately following the effective time of the First Merger (the “Effective Time”), the Company, as the surviving corporation in the First Merger, will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of Rentokil. Notwithstanding the pending Mergers, we are holding the Annual Meeting to satisfy state law requirements and New York Stock Exchange (NYSE) listing standards. In connection with the Mergers, Rentokil will file with the SEC a registration statement on Form F-4, which will include a proxy statement of Terminix that also constitutes a prospectus of Rentokil.
TERMINIX61

2022 ANNUAL PROXY STATEMENT	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
Proposal 1:	The election of the three nominees as Class II directors for a term expiring at the 2025 Annual Meeting of Stockholders and one Class III director for a one-year term to serve until the 2023 Annual Meeting of Stockholders as named in the accompanying proxy statement.
Proposal 2:	A non-binding advisory vote approving executive compensation for our named executive officers.
Proposal 3:	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
How does the board of directors recommend I vote on these proposals?
Proposal 1:	“FOR” each of the nominees named in this proxy statement.
Proposal 2:	“FOR” the non-binding advisory vote approving executive compensation for our named executive officers.
Proposal 3:	“FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.
As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.
Who is entitled to vote at the Annual Meeting?
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 31, 2022. At the close of business on that date, we had 121,493,685 shares of common stock outstanding and entitled to be voted at the Annual Meeting held by three stockholders of record and approximately 56,000 beneficial stockholders. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.
By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s, trustee’s or other nominee’s procedures for obtaining a legal proxy.
What votes are required to approve each of the proposals?
Proposal 1, the nominees for director will be elected by a majority of the votes cast with respect to such director nominee’s election. The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee’s election. In accordance with our amended and restated by-laws, stockholders do not have the right to cumulate their votes for the election of directors.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2022 ANNUAL PROXY STATEMENT
Proposal 2, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.
Proposal 3, the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2022 and will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.
How are broker non-votes and abstentions counted?
The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked “ABSTAIN” will be counted as shares present for purposes of establishing a quorum. Brokers or nominees holding shares for a beneficial owner may only vote on routine matters on behalf of a beneficial owner that does not provide voting instructions for their shares. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and, therefore, does not vote on a non-routine matter. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. Neither withholding authority to vote with respect to one or more nominees nor a broker non-vote will have an effect on the outcome of the election of directors in Proposal 1. As to Proposals 2 and 3, shares represented by proxies that are marked “ABSTAIN” will have the effect of a vote against the proposal, while a broker non-vote will not have an effect on the outcome of any proposal other than Proposal 3. Only the ratification of the selection of Deloitte as our independent registered public accounting firm in Proposal 3 is considered a routine matter. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposals 1-2 absent direction from you. It is, therefore, important that you vote your shares.
What happens if a director nominee does not get a majority vote?
Following certification of the stockholder vote in an uncontested election, any incumbent director who did not receive a majority of the votes cast for his or her election shall promptly tender his or her resignation, contingent upon acceptance of such resignation by the board, to the Chairman of the Board. The Chairman of the Board shall inform the Nominating and Corporate Governance Committee of such tender of resignation, and the Nominating and Corporate Governance Committee shall consider such resignation and recommend to the board of directors whether to accept the tendered resignation or reject it or whether any other action should be taken. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors, including without limitation the qualifications of the director who has tendered his or her resignation and the director’s contribution to the Company and the board. The board will act on the recommendation of the Nominating and Corporate Governance Committee no later than 90 days after the certification of the stockholder vote and disclose the decision by filing a Form 8-K with the SEC. The board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors that the board deems relevant.
Can I vote in person at the Annual Meeting?
For beneficial stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders of record with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.
What do I need to do to attend the Annual Meeting in person?
Space for the Annual Meeting is limited and admission will be granted on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver’s license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of March 31, 2022, the record date, such as their most recent account statement reflecting their stock ownership prior to March 31, 2022, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.
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2022 ANNUAL PROXY STATEMENT	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Can I vote by telephone or Internet?
Stockholders of record with shares registered directly in their names with Computershare will be able to vote using the telephone and Internet. For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote by telephone or by the Internet, you do not need to send in a proxy card or voting instruction form. The deadline for telephone and Internet voting will be 11:59 p.m., Eastern Time, on May 22, 2022.
How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders who received a proxy by mail and choose to vote by mail are requested to complete, date and sign the accompanying proxy and promptly return it in the envelope provided. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Proxies will be voted as specified by the stockholders. Unless contrary instructions are specified by the stockholder on the proxy card, if the accompanying proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company represented thereby will be voted “FOR” election of the nominees listed in this Proxy Statement as directors of the Company, “FOR” the proposal regarding advisory vote approving executive compensation and “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022. A stockholder’s submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting.
How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote in person at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.
Who will count and certify the votes?
Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.
How can I make a proposal or make a nomination for director for next year’s annual meeting?
Although we currently do not intend to have an annual meeting in 2023, depending on the timing of the consummation of the expected merger with Rentokil, we may or may not have an annual meeting of stockholders in 2023. If we do have annual meetings in the future as a publicly listed company on NYSE, holders of the Company’s common stock as of the applicable record date will continue to be entitled to attend, vote and participate in our annual meetings of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting, if any, must be submitted to us as set forth below.
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy if we have an annual meeting of stockholders to be held in 2023, the proposal or nomination must be received by us at our principal executive offices no later than December 9, 2022. Stockholders wishing to bring a proposal or nominate a director if an annual meeting is held in 2023 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between January 23, 2023 and February 22, 2023 and comply with the other provisions of our amended and restated by-laws.
64TERMINIX

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2022 ANNUAL PROXY STATEMENT
Who pays for the cost of proxy preparation and solicitation?
The accompanying proxy is solicited by our board of directors. We have also retained the firm of Innisfree to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and teammates may solicit proxies by telephone or other means of communication personally. Our directors, officers and teammates will receive no additional compensation for these services other than their regular compensation.
TERMINIX65

TERMINIX GLOBAL HOLDINGS, INC.
150 Peabody Place
Memphis, Tennessee 38103

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD78494-P71836For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! !! ! !! ! !TERMINIX GLOBAL HOLDINGS, INC.150 PEABODY PLACEMEMPHIS, TN 381031a. Laurie Ann Goldman (Class II)Nominees:The Board of Directors recommends you vote FOR proposals 2 and 3.1b. Steven B. Hochhauser (Class II)1c. Chris S. Terrill (Class II)1d. Teresa M. Sebastian (Class III)Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1. To elect the three Class II directors to serve until the 2025 Annual Meeting of Stockholders and one Class III director for a one-year termto serve until the 2023 Annual Meeting of Stockholders as named in the accompanying Proxy Statement.TERMINIX GLOBAL HOLDINGS, INC.The Board of Directors recommends you vote FOR each of the following director nominees.Yes No3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.2. To hold a non-binding advisory vote approving executive compensation of the Company's named executive officers.NOTE: To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following anyadjournment or postponement thereof.Please indicate if you plan to attend this meeting.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of proxymaterials. Vote by 11:59 p.m. Eastern Time on May 22, 2022. Have your proxy card inhand when you access the web site and follow the instructions to obtain your recordsand to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on May 22, 2022. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w22-3409-1 C10.1 P1

D78495-P71836Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The 2021 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.Admission TicketTERMINIX GLOBAL HOLDINGS, INC.Annual Meeting of StockholdersMay 23, 2022 6:00 PM, Central TimeThe Peabody Memphis Hotel149 Union AvenueMemphis, TN 38103This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Robert J. Riesbeck and Deidre Richardson, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TERMINIX GLOBAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 6:00 PM, Central Time on May 23, 2022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations indicated on the proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.Continued and to be signed on reverse side22-3409-1 C10.1 P2